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                                                                  Exhibit 10.11


                                    SUBLEASE

     THIS SUBLEASE ("Sublease") dated as of October 8, 1993, is entered into by and between TELEDYNE, INC., a Delaware corporation ("Sublandlord") and LEINER HEALTH PRODUCTS INC., a Delaware corporation ("Subtenant").

                               W I T N E S S E T H

     WHEREAS by that certain lease dated as of July 17, 1991 (the "Lease"), by and between Watson Land Company, as Landlord, and Sublandlord, as Tenant, Landlord leased to Sublandlord a portion of that certain building located at 901 East 233rd Street, Carson, California 90745 ("Building"), which portion is referred to herein as the "Subleased Premises"; and

     WHEREAS, a copy of the Lease is attached hereto as EXHIBIT "A" and incorporated herein by this reference; and

     WHEREAS, by that certain Lease of even date herewith (the "Direct Lease") Subtenant is directly leasing from Landlord the balance of the Building (the "Direct Premises") for a term which will commence on January 1, 1994 (or such earlier date as the term of this Sublease commences as set forth in Paragraph 1 below) and shall end on March 31, 2004; and

     WHEREAS, a copy of Article VIII, Article XIV, Paragraph 26.10 and Paragraphs 5, 6 and 7 of Rider No. 1 of the Direct Lease, and a copy of Paragraph 7 of the "810 Lease" described in Paragraph 2(b) below, are attached hereto as EXHIBIT "B" and incorporated herein by reference; and

     WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant the Subleased Premises for a term, at a rent, and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations herein contained;

     NOW THEREFORE, in consideration of the premises subleased herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

          1. SUBLEASE. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises, upon and subject to the covenants, agreements, limitations, reservations, exceptions, terms and conditions herein contained, and for a term commencing on January 1, 1994 or such earlier date as Subtenant commences the packaging of product of Subtenant within the Subleased Premises for resale, (the "Sublease Commencement Date") and ending at midnight on September 30, 2001 (the "Sublease Expiration Date") or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the provisions of this Sublease. The Subleased Premises are subleased together with the appurtenances thereto, including, without limitation, the right to use in common with others the common areas of the Building to the extent permitted under the Lease. However, inasmuch as Subtenant is directly leasing the Direct Premises from Landlord, there shall be no "common area" during such time as Subtenant concurrently leases from Landlord the Direct Premises and leases from Sublandlord the Subleased Premises, it being the intent of Subtenant to occupy the entire Building during the term of this Sublease. As a result of Subtenant's leasing of the entire Building, as aforesaid, several provisions of this Sublease shall be controlled by the provisions of the Direct Lease during the "Concurrent Terms", which in this Sublease shall mean and refer to the time period during which Subtenant is concurrently subleasing from Sublandlord the Subleased Premises and directly leasing from Landlord the Direct Premises.

          2.   CONDITIONS.

          (a) The parties' obligations hereunder are expressly conditioned upon Landlord's execution of the written consent attached to this Sublease, and, as a matter of information between Sublandlord and Subtenant, and not as a condition to this Agreement, it is noted herein that such consent shall provide, among other things, for Landlord's agreement that in the event of and upon the termination or cancellation of the

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     Lease pursuant to the terms and provisions thereof, this Sublease shall automatically terminate and Landlord and Subtenant will concurrently enter into an amendment to the Direct Lease which shall include the Subleased Premises into the Premises demised under the Direct Lease, but at the rental payable under this Sublease for the remaining scheduled term of this Sublease, and thereafter at the Minimum Rent in the same amount per square foot of the Subleased Premises which is payable per square foot for the Premises under the Direct Lease. If Landlord does not execute such consent by close of business on October 14, 1993, and such date is not extended by written agreement of the parties, then this Sublease shall automatically terminate and neither Sublandlord nor Subtenant shall have any further obligations hereunder after the date of termination.

          (b)  The parties' obligations hereunder are expressly conditioned upon
     (i) Subtenant entering into the Direct Lease with Landlord for the balance of the Building until March 31, 2004 and for the Subleased Premises for a term commencing as of the expiration of the term of the Sublease until March 31, 2004 on terms and conditions satisfactory to Subtenant in its sole discretion and (ii) Subtenant entering into a lease with Landlord for a 204,000 square foot building located directly to the south of the Building at 810 East 233rd Street, Carson, California (the "810 Lease"). If Landlord and Subtenant have not entered into the Direct Lease and the 810 Lease by close of business on October 14, 1993, then Subtenant may, upon notice to Sublandlord delivered not later than October 21, 1993, terminate this Sublease whereupon neither Sublandlord nor Subtenant shall have any further obligations hereunder after the date of termination.

               3. SUBLEASE FIXED RENT. The fixed monthly rent for the Subleased Premises shall be as set forth in the following table:

                          Monthly                                  Annual
     Year                  Rate                   Months            Rate
     ----                -------                  ------           ------

Year 1 (Months 1         $41,861.30*              x 10 =         $418,613.00
  through 10):

Year 1 (Months 11        $57,848.96               x 2 =          $115,697.92
  and 12

     Year 2:             $57,848.96               x 12 =         $694,187.52

     Year 3:             $57,848.96               x 12 =         $694,187.52

     Year 4:             $57,848.96               x 12 =         $694,187.52

     Year 5:             $65,636.32               x 12 =         $787,635.84

     Year 6:             $65,636.32               x 12 =         $787,635.84

     Year 7:             $65,636.32               x 12 =         $787,635.84

     Year 8:             $65,636.32               x 9** =        $590,726.88
                                                               -------------

                                                  Total        $5,570,507.88


     *Rent for the office space portion of the Subleased Premises is abated for the first ten (10) months of the term.

     ** Year 8 is only 9 months since the expiration date is September 30, 2001.

Subtenant covenants and agrees to pay such monthly rent, in advance, on the first day of each and every calendar month during the term of this Sublease commencing on the Sublease Commencement Date, provided, however, that such date shall be extended on a day-for-day basis for each day that Subtenant is delayed in the completion of its initial tenant improvement work in the Subleased Premises due to any unreasonable act or omission on the part of Sublandlord. The fixed monthly rent for the third (3rd) month of the term of this Sublease shall be paid by

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Subtenant to Sublandlord upon the full execution and delivery of this Sublease.
If the term shall end on a day other than the first or last day of a calendar month, all amounts hereunder shall be apportioned based on a thirty (30) day month during the applicable month during which the term of this Sublease shall be in effect.

               4.   ADDITIONAL RENT.

               (a) In addition to the fixed monthly rent provided for in Paragraph 3 hereof, Subtenant shall pay to Sublandlord, as additional rent hereunder, within a period that is three (3) business days less than the date such payment is due under the Lease, in each case after written notice and demand, any other payments for which Sublandlord shall become responsible to Landlord under Paragraph 4.2 of the Lease, including payments arising (A) by reason of any act or omission of Subtenant, including without limitation, payments accruing as a result of any preparation of, or alterations to, the Subleased Premises undertaken by Subtenant, or (B) as a result of Subtenant's default hereunder or by such default causing Sublandlord to be in default under the Lease. Subtenant covenants to pay the additional rent when due, and in lawful money of the United States. Any delay by Sublandlord in billing any sum set forth in this Paragraph 4 or in Paragraph 3 hereinabove shall not constitute a waiver of or in any way impair Subtenant's obligation to pay the same in accordance with the terms of this Sublease.

               (b) The fixed monthly rent, additional rent and other payments herein reserved or payable shall be paid to Sublandlord at:

                    Teledyne, Inc.
                    1901 Avenue of the Stars, 18th Floor
                    Los Angeles, California 90067
                    Attention:  Real Estate Department

          and/or at such other place as Sublandlord may designate from time to time in writing, in lawful money of the United States of America, as and when the same becomes due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as expressly permitted herein or permitted of Sublandlord under the Lease, and applicable on a pro-rated basis under this Sublease, as referenced in the last sentence of Subparagraph 12(b) below.

               (c) All adjustments of rent, costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be deemed additional rent, and in the event of nonpayment, Sublandlord shall have the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the fixed monthly rent reserved hereunder.

               5. CONDITION OF SUBLEASED PREMISES. Subtenant represents that it has made a thorough inspection of the Subleased Premises and is familiar with the condition of every part thereof. Subtenant further represents that it has made a thorough examination of the Lease and that it is familiar with all the terms, conditions and covenants, contained therein. Sublandlord shall improve the Subleased Premises to the condition described in Paragraph 6 below. Sublandlord represents and warrants that the copy of the Lease attached hereto as EXHIBIT "A" is a true and complete copy of the Lease and, except as set forth therein, and except for that certain Estoppel Certificate entered into by and between Subtenant, Landlord and The Prudential Insurance Company of America, there are no additional agreements between Sublandlord and Landlord with respect to the Subleased Premises.

               6.   TENANT IMPROVEMENTS.

               (a) Prior to the Commencement Date, and, as to certain portions of the Subleased Premises, at such earlier date as Subtenant and Sublandlord reasonably agree upon in order to accommodate Subtenant's commencement of its work of improvements in the Subleased Premises which work shall begin in the Subleased Premises immediately following the full execution and delivery of this Sublease, Sublandlord shall perform the following works of improvement, and only the following works of improvement, within the Subleased Premises, it being understood and agreed between the parties that, except as

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          expressly set forth in this Sublease, Subtenant is leasing the
          Subleased Premises on an "as is" basis, subject to Sublandlord's assignment to Subtenant of all of Sublandlord's rights to require Landlord to comply with the provisions of the Lease regarding the condition of the Subleased Premises on delivery thereof to
          Sublandlord:

                    (i) Sublandlord shall cause the inspection of the roof and underlying membrane to be undertaken by a licensed roofing contractor and shall cause those repairs which may be necessary for the safe occupancy of the Subleased Premises. In connection with such inspection, Sublandlord shall provide a roofing report to verify the water tight condition of the existing roof of the Building, including specific assurance that the cause of certain leaks which the parties have reviewed and which are occurring over portions of the office area of the Subleased Premises have been repaired.

                    (ii) Sublandlord shall cause to be placed in good working
               order, condition and state of repair, all mechanical systems in the Subleased Premises, including, but not limited to, the heating ventilating and air conditioning systems, all electrical, lighting, plumbing, office intercom system and security systems. With respect to the heating, ventilating and air conditioning systems serving the office portion of the Subleased Premises, Sublandlord shall provide a one year warranty for service, repair and replacement to the extent such systems are not modified by Subtenant. Further, Sublandlord specifically assigns and transfers to Subtenant all of the benefits set forth in EXHIBIT "G" to the Lease, and in particular Subparagraph B of said EXHIBIT "G" which sets forth certain major components which will be paid for by Landlord if such heating, ventilating and air conditioning component replacements are required due to wear and tear.

                    (iii) Sublandlord shall cause the repair of all broken exterior glass at the Subleased Premises, and shall reseal to a weather tight condition all exterior windows in the office portion of the Building.

                    (iv) Sublandlord shall have prepared and shall provide a
               current termite and pest control inspection report for the Subleased Premises and shall provide evidence that the termite and pest abatement work specified in such report has been completed. Sublandlord shall also provide evidence that repairs of any termite damage to the overhead gluelam beams within the Subleased Premises has been completed as specified by such report.

               (b) Subtenant shall contract with Landlord in order to cause the remediation by removal of all of the asbestos in the Subleased Premises identified in the attachments to that certain cover letter dated September 29, 1993 from Mr. Burr Baldwin, Jr. to Mr. Giffen
          Ott, a copy of which letter is attached hereto as Exhibit "C" and incorporated herein, and the return of the affected area, following such work of removal, to a condition ready to receive surface materials, such as floor covering or wall covering. The cost of such work of remediation, removal and restoration shall be divided equally between Sublandlord and Subtenant up to a total cost of $4,000, and with any excess cost over $4,000 to be paid for by Sublandlord, so that the maximum cost to Subtenant for such work shall be $2,000. Sublandlord shall reimburse Subtenant for Sublandlord's share of the cost of such work within ten (10) business days following receipt by Sublandlord of an invoice, together with any back-up information as may be reasonably requested by Sublandlord. Prior to the commencement of the work of remediation, removal and restoration by Landlord, a description of the work and the estimated cost thereof shall be set forth in a contract between Landlord and Subtenant, which contract shall be reasonably approved by Sublandlord prior to the commencement of such work within the Subleased Premises.

               (c) Subtenant shall be responsible for causing the Subleased Premises to be in compliance with the requirements of Title III of the Americans With Disabilities Act which are applicable to the Subleased Premises as of the Commencement Date.

               (d) In no event shall Sublandlord be required to repair any cosmetic damage to any furniture, furnishings, partitioning, carpeting, wallpaper or other decorative

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          finishing resulting from Sublandlord's work set forth in Subparagraph
          6(a) above unless such damage is due to the willful misconduct or gross negligence of Sublandlord.

               (e) By the execution of the Consent and Agreement Concerning Sublease by Landlord, Sublandlord and Subtenant, it is agreed and understood by and among Sublandlord, Subtenant and Landlord that the provisions of Paragraph A of Exhibit "G" to the Lease are hereby amended to provide that Subtenant shall contract for a preventative maintenance program with respect to the roof surface of the Subleased Premises with either Landlord or with an entity approved in writing by Landlord, which contract, in Landlord's reasonable judgment, will require the performance by the contractor of a preventative maintenance program which is in accordance with good property management and roofing maintenance practice. So long as such program is followed, Landlord will waive any requirement of roof replacement which is otherwise required by the provisions of said Paragraph A of Exhibit "G" or by any surrender provisions of the Lease. During the term of this Sublease, Subtenant shall be responsible for assuring that such preventative maintenance program is in full force and effect. If, as a result of subtenant's failure to cause such preventative maintenance program to be in effect during the term of this Sublease, Landlord requires the replacement of the roof at the end of the term of the Lease, such replacement responsibility shall be that of Subtenant.

               7.   SUBTENANT'S ALTERATIONS.

               (a) Sublandlord hereby consents to the installation in the Subleased Premises of the following proposed modifications:

                    (i) the addition of a sound attenuation corridor between the existing offices and the Subleased Premises and the proposed production line to be installed in the Subleased Premises by Sublandlord;

                    (ii) a 30,000 square foot ground level area to house ten
               (10) production machines with a 30,000 square foot mezzanine, including the installation of approximately 25 roof-mounted HVAC units;

                    (iii) approximately 5,000 square feet of various office
               pods;

                    (iv) the modification of the existing restrooms and the
               addition of one employee locker area (men and women);

                    (v) exterior dust controller and air compressor pads and enclosures;

                    (vi) wash areas for disassembly and cleaning and
               pharmaceutical bottle filling and packaging devices;

                    (vii) two (2) structural openings at the second floor
               office area for fork lift access;

                    (viii) structural openings for several new man-door exits
               and one 14 wide access way in the existing concrete demising wall in the Subleased Premises;

                    (ix) the relocation of the existing second floor office
               stairs to accommodate Subtenant's new sound attenuation corridor described in clause (i) hereinabove;

                    (x)  maintenance areas and related office areas;

                    (xi) construction of the bridge between the Subleased
               Premises and the 810 Premises as described in Paragraph 7 of Lease Rider No. 1 to the 810 Lease, which Paragraph 7 is part of EXHIBIT "B" to this Sublease; and

                    (xii) the refurbishment of the existing offices in the
               Subleased Premises.

          During the term of the Lease, Subtenant may not make any alterations or installations unless Subtenant first agrees to remove the same and repair any damage caused by such

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          removal, or Sublandlord and Landlord have agreed in writing that such alterations or installations shall not be required to be removed upon expiration or termination of this Sublease, it being agreed and understood that, so long as Landlord does not require the removal thereof, Sublandlord shall not require any such removal. Sublandlord agrees not to unreasonably withhold its consent to any proposed alterations or additions, provided, however, that Sublandlord's failure to consent shall be deemed reasonable if Landlord's consent has been requested and Landlord fails, within a reasonable time, to give such consent. It shall be unreasonable for Sublandlord to withhold its consent to an alteration if Landlord has provided its unconditioned written approval of such alteration or, if Landlord provides conditional written approval of such alteration, then it shall be unreasonable for Sublandlord to condition its consent to such alteration other than to the same conditions as set forth by Landlord. Subtenant, in making any alterations or installations in or to the Subleased Premises, shall comply with all of the terms, covenants and conditions of the Lease and with all requirements of governmental bodies having jurisdiction thereover. Prior to making such alterations or installations, Subtenant shall first obtain Sublandlord's and Landlord's written approval to the plans and specifications therefor and shall furnish to Sublandlord and Landlord any permits, authorizations, evidence of insurance and, if requested, insurance provided for under the provisions of the Lease.

               (b) Sublandlord shall (i) promptly submit to Landlord any extra copy or copies of plans, specifications and other items submitted by Subtenant for consent and approval, and (ii) promptly submit to Subtenant, all responses or inquiries from Landlord with respect to the foregoing.

               (c) If this Sublease terminates prior to the Sublease Expiration Date by virtue of any default by Subtenant under the terms of this Sublease, then and in such event all alterations or installations made by Subtenant, and all personal property left by Subtenant shall, unless Sublandlord elects otherwise, become the property of Sublandlord and shall remain upon and be surrendered under the Subleased Premises as a part thereof. Further, in the event of such early termination as a result of Subtenant's default, by Landlord's consent to this Sublease, Landlord agrees that Sublandlord will be in compliance with its surrender provisions under the Lease if Sublandlord allows any alterations made by Subtenant which were approved by Landlord. If this Sublease terminates on the Sublease Expiration Date, then to the extent that Landlord does not require that alterations or personal property become the property of Landlord under the Lease, or if Subtenant has reached a direct agreement with Landlord with respect thereto, Subtenant shall retain ownership thereof. In the event of an early termination or cancellation of the term of this Sublease, and if Sublandlord has the right hereunder to elect to require the removal of alterations and/or personal property and does in fact so elect, then Sublandlord shall give Subtenant prompt notice of such election, and Subtenant shall restore that portion of the Subleased Premises affected by such removal to substantially their condition immediately prior to the installation of the alteration or personal property being removed, reasonable wear and tear excepted (i.e., substantially the condition existing immediately prior to the date of installation), at Subtenant's own cost and expense, prior to the expiration of the term of this Sublease. Subtenant shall also pay the cost of repairing all damage to the Subleased Premises, the Building and the land occasioned by any such removal. If Subtenant shall not have removed any alterations and/or personal property which it is required hereby to remove in the event of an early expiration of this Sublease, then Sublandlord shall have the right to remove the same at the sole cost and expense of Subtenant. The provisions of this Paragraph 7(c) shall survive an early termination of this Sublease. If this Sublease expires on the Sublease Expiration Date, then the provisions of this Paragraph 7(c) shall be of no force and effect and Subtenant's obligations shall be as provided under the terms of the direct lease relative to the removal of alterations at the end of the Lease Term.

               8. PERMITTED USES. Subtenant shall use and occupy the Subleased Premises for the manufacturing, packaging and distributing of vitamins, over the counter and prescription drugs, and other related products, including related office functions, and for any other legal purposes in connection with the conduct of its business, subject to the physical limitations of the specifications of the Building. Subtenant's use shall be subject to the provisions of the Lease. If any governmental license or permit shall be required for the proper and lawful conduct of Subtenant's business in the Subleased Premises or any part thereof, and if failure to secure such

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license or permit would in any way affect Landlord, Sublandlord or the Building or any part thereof or create a default under the Lease, then Subtenant shall, at Subtenant's expense, procure and thereafter maintain such license or permit. Subtenant shall at all times during the term of this Sublease comply with the terms and conditions of each such license or permit.

               9. ASSIGNMENT AND SUBLEASE. So long as Subtenant is a direct tenant of Landlord under the Direct Lease, the provisions of Article XIV of the Direct Lease shall contain all of the rights and obligations of Subtenant with respect to the issue of assignment and subletting pursuant to the terms of this Sublease. In the event that the Direct Lease is terminated prior to the termination of this Sublease, then, as between Sublandlord and Subtenant, the provisions of Article XIV of the Lease shall contain all of the rights and obligations of Subtenant with respect to the issue of assignment and subletting pursuant to the terms of this Sublease.

               10.  APPROVALS UNDER THE LEASE AND SUBLEASE.

               (a) Whenever in this Sublease (whether by the express terms hereof, by incorporation by reference of the terms of the Lease or otherwise) Sublandlord is granted the right to prescribe, approve or require certain acts, standards or performances by Subtenant, Landlord shall also be deemed to have such right. Whenever under the Lease, Sublandlord must comply with particular requirements (such as obtaining insurance) or act or perform (to indemnify, hold harmless or reimburse) for the benefit of Landlord, Subtenant shall also comply or act for the benefit of Sublandlord and Landlord to the extent that obligation is attributable to the Subleased Premises. Wherever in this Sublease (whether by the express terms of this Sublease, by incorporation by reference of the terms of the Lease or otherwise) the consent or approval by Sublandlord is required for any act or thing, which consent or approval Sublandlord has agreed not to unreasonably withhold or delay, and the consent or approval Sublandlord has agreed not to unreasonably withhold or delay, and the consent or approval of Landlord either is required under the Lease for the same act or thing or would be required under the Lease for the same act or thing if performed or desired by Sublandlord (as Tenant under the Lease), then:
          (i) Sublandlord's refusal to give such approval or consent shall be deemed reasonable if inter alia, Landlord shall have refused to give such approval or consent, whether or not Landlord shall be obligated to act reasonably and whether or not Landlord shall be acting reasonably, it being understood and agreed that Sublandlord shall have no obligation or liability during the term of this Sublease for Landlord's failure to act reasonably; (ii) if Subtenant requests such consent or approval from Sublandlord, Sublandlord shall promptly forward to Landlord a copy of any request of Subtenant for consent or approval from Landlord; and (iii) if Landlord grants, denies or conditions its consent or approval, Sublandlord shall promptly notify Subtenant of such fact and forward to Subtenant a copy of any such grant, denial or condition if the same shall be in writing. Nothing contained in the preceding sentence shall be deemed to require Sublandlord to give any consent or approval because Landlord has given such consent or approval.

               (b) All references in this Paragraph 10 (whether in the text itself or by incorporation from the Lease) to the consent or approval of Landlord or Sublandlord shall be deemed to mean the written consent or approval of Landlord or Sublandlord, as the case may be, and no consent or approval of Landlord or Sublandlord, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord or Sublandlord, as the case may be. If any request or demand is made by Landlord (whether requiring and act, restraint or payment) directly to Subtenant pursuant to the Lease in respect of a corresponding obligation under the Lease, then such request or demand shall be honored and performed or adhered to as if the request or demand was made directly by Sublandlord. In all provisions of this Sublease requiring the satisfactory approval or consent of Sublandlord, Subtenant first shall be required, if Sublandlord under similar circumstances would be required under the terms of the Lease, to obtain the approval or consent of Landlord and then to obtain the like approval or consent of Sublandlord. Sublandlord shall forward to Landlord such requests as Subtenant may submit for approval or consent from Landlord. Whenever, pursuant to this Sublease, Landlord or Sublandlord's consent or approval, or the review or consideration by Landlord or Sublandlord of any matter, is permitted, solicited or required prior to or in connection with any activity planned or undertaken on behalf of Subtenant, Subtenant shall reimburse Landlord and Sublandlord for all actual reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of attorneys and other professional consultants), incurred by Landlord and Sublandlord, as the case may be, in connection with such consideration, review, consent or approval. Such reimbursement shall be made by Subtenant on demand. Expenses incurred by Sublandlord shall be deemed to include any expenses payable to Landlord under the Lease.

               11.  SUBORDINATION; SUBTENANT'S COVENANTS AND INDEMNITY.

               (a) This Sublease is subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Lease and in any amendments or supplements thereto and to the matters to which the Lease is subject and subordinate; provided, however, that Sublandlord shall not enter into any amendment or supplement to the Lease which increases Subtenant's obligations hereunder or decreases its rights hereunder without the prior written consent of Subtenant which Subtenant may withhold in its sole and absolute discretion. Subtenant covenants and agrees (i) to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Lease on Sublandlord's part to be performed and observed to the extent the same are attributable to the Subleased Premises; (ii) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Lease or the rights of Sublandlord as Tenant thereunder to be canceled, terminated or forfeited or which would make Sublandlord liable for any damages, claims or penalties; and (iii) except for any liabilities arising from Sublandlord's willful misconduct or gross negligence or that of its agents, employees or contractors, to indemnify and hold harmless Sublandlord from and against any and all liability, loss, damages, suits, penalties, claims and demands of every kind or nature (including, without limitation, reasonable attorneys' fees and expenses of defense) by reason of Subtenant's failure to comply with the forgoing or arising from the use, occupancy or manner of use and/or occupancy of the Subleased Premises or of any business conducted therein, or from any work or thing whatsoever done or any condition created by or any other act or omission of Subtenant, its assignees or subtenants, or their respective employees, agents, servants, contractors, invitees, visitors or licensees, in or about the Subleased Premises or any other part of the Building.

               (b) In the event of any default on the part of Subtenant under any of the terms, covenants, conditions, provisions or agreements of the Lease or of this Sublease, Sublandlord shall have the same rights and remedies against Subtenant under this Sublease as are available to the Landlord against Sublandlord under the provisions of the Lease.

               (c) The provisions of this Paragraph 11 shall survive the expiration or sooner termination of the Sublease.

               12.  RIGHTS AND OBLIGATIONS UNDER SUBLEASE.

               (a) Except as otherwise provided herein, including Paragraphs 12(b) and (d) below, the provisions of the Lease are hereby incorporated by reference with the same force and effect as if set forth in length herein and shall apply to the Subleased Premises and to the Building to the extent that the same are applicable, except as modified and amended by this Sublease. References in the Lease to "Landlord", "Tenant", "Premises", "Lease", "Minimum Rent" and "additional rent" shall be deemed to refer to Sublandlord, Subtenant, Subleased Premises, this Sublease, fixed monthly rent hereunder, and additional rent hereunder, respectively. To the extent that any provisions of the Lease may conflict or be inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall govern.

               (b) Notwithstanding the foregoing provisions of this Sublease to the contrary, it is understood and agreed that all services, repairs, restorations, consents, equipment and access which, and the manner in which the same are required or authorized to be provided and made by Sublandlord or its agents hereunder or in accordance with the provisions of the Lease, will, in fact, be provided by Landlord to the extent required by the Lease, and Sublandlord shall have no obligation or liability during the term of this Sublease (i) to provide any such services, or make any such repairs or restorations, or (ii) for the manner in which the same are provided. If Landlord shall be entitled to any payment or remuneration by reason of additional services provided at the request of Subtenant with respect to the Subleased Premises, Subtenant shall pay the same promptly on demand as additional rent hereunder. Subtenant agrees to look solely to Landlord for the furnishing of such services, in accordance with the terms of the Lease and for any indemnity for any losses or claims arising by reason of any failure, breach or delay in performing or furnishing the same which may be available. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on Landlord's part in furnishing such services, or making such restorations or repairs, except that to the extent that Sublandlord shall be entitled to any abatement of any rent that Sublandlord is obligated to pay under the Lease in respect of any particular portion of the Subleased Premises, Subtenant shall have a corresponding abatement.

               (c) If Landlord shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Subtenant shall be entitled to enforce Sublandlord's rights against Landlord under the Lease with respect to the Subleased Premises, at no cost or expense to Sublandlord, and Subtenant shall protect and hold Sublandlord harmless from and against any and all claims, costs and expenses related to any such enforcement. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action of the enforcement of Sublandlord's rights against Landlord with respect to the Subleased Premises within a reasonable period of time considering the nature of Landlord's default, Subtenant shall, if the same right would be permissible by Sublandlord under the Lease, have the right to pursue a claim, action, proceeding or arbitration, for injunction, damages or other remedy in its own name, and for that purpose and only to such extent all of the rights of Sublandlord under the Lease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises; provided, further, that notwithstanding anything herein to the contrary, in no event shall Subtenant have the right to take any action which may result in a default under the Lease or in a surrender of all or any portion of the Subleased Premises except as a result of Landlord's recapture termination rights under Paragraph 14.6 of the Lease. If any such action against Landlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such action in Sublandlord's name, provided that (i) Subtenant has given Sublandlord at least five (5) business days prior written notice of Subtenant's intention to take such action (except in the case of an emergency, in which event only that notice which is reasonable under the circumstances will be required), (ii) Sublandlord shall, to the extent reasonably practicable, and at Subtenant's sole cost and expense, cooperate with Subtenant in taking such action, and (iii) Subtenant shall indemnify, defend, protect and hold Sublandlord harmless from and against all liability, loss or damage which Sublandlord shall suffer by reason of such action. Notwithstanding the foregoing, Sublandlord agrees and covenants to use its reasonable efforts to obtain performance by Landlord of its obligations under the Lease with respect to the Subleased Premises.

               (d) Except as otherwise expressly provided in this Sublease, the terms, covenants and conditions of Article III, Paragraph 4.1, and Sublandlord's reimbursement obligations under Section 12.4 of the Lease, are expressly excluded from Sublease. Further, Subtenant hereby agrees that with respect to Paragraph 12.4 of the Lease, Subtenant shall not request Sublandlord to exercise any right of termination unless Landlord reasonably estimates that the repair and restoration contemplated by said Paragraph 12.4 will take more than 270 days to complete (measured from the date of issuance if necessary building permits for the repair and restoration work). Further, during the terms of this Sublease, the provisions of Paragraph 26.10 of the Direct Lease shall supersede the provisions of Paragraph 25.10 of the Lease.

               (e) Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Lease to the extent that failure to perform same would adversely affect Subtenant's use or occupancy of the Subleased Premises. Sublandlord agrees to indemnify Subtenant and hold it harmless from and against any and all claims, damages, losses, expenses and liabilities, including reasonable attorneys' fees incurred as a result of the non-performance or non-observance of any obligation of Sublandlord under the Lease which has not become an obligation of Subtenant pursuant to this Sublease.

               13. DAMAGE OR DESTRUCTION. If the Subleased Premises shall be partially or totally damaged by fire or other cause, the consequences thereof shall be governed by Article XII of the Lease. Subtenant's right to an apportionment or abatement of rent and to repairs shall be dependent upon whether or not Sublandlord has a right to apportionment or abatement of rents and/or repairs under said Article XII in respect of the Subleased Premises. Except as such rights are provided to Sublandlord by Landlord in the Lease, no damage, compensation or claims shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Subleased Premises or of the Building. Subtenant shall not have any right to terminate this Sublease pursuant to
Article XII, except to the extent that such right to terminate the lease pursuant to paragraph 12.4; provided, however, that such right to terminate shall mature after two hundred seventy (270) days rather than one hundred eighty (180) days in this Sublease, based upon Subtenant's rights as set forth in Paragraph 12.4 of the Direct Lease.

               14. QUIET ENJOYMENT. If and so long as Subtenant pays the fixed monthly rent, additional rent and other charges due and payable hereunder and performs all of the other obligations of Subtenant to be performed hereunder, Subtenant may peaceably and quietly have, hold and enjoy the Subleased Premises subject, nevertheless, to the terms, covenants, conditions and provisions of this Sublease and to the Lease and to the matters to which the Lease is subject and subordinate.

               15. NOTICES. Any notice, demand, request or other communication which under the terms of this Sublease or under any provision of law or governmental regulation must or may be given either by Sublandlord or Subtenant to either Sublandlord or Subtenant shall be in writing and hand delivered or mailed by United States certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service addressed as follows to the person entitled to receive the same:

                    (a)  If to Sublandlord:

                         Teledyne, Inc.
                         1901 Avenue of the Stars, 18th Floor
                         Los Angeles, California 90067
                         Attention: General Counsel

                         with a copy to:

                         Teledyne, Inc.
                         1901 Avenue of the Stars, 18th Floor
                         Los Angeles, California 90067
                         Attention: Real Estate Department

                    (b)  If to Subtenant prior to April 1, 1994:

                         Leiner Health Products Inc.
                         1845 West 205th Street
                         P.O. Box 2010
                         Torrance, California 90501

                    (c)  If to Subtenant after April 1, 1994:

                         Leiner Health Products Inc.
                         901 East 233rd Street
                         Carson, California 90745
                         Attention: Chief Financial Officer

Any notice shall be deemed to have been validly given four (4) business days after being deposited in the mail, postage prepaid. Either party by notice as aforesaid may change the addresses set forth above for notices, requests, demands or communications to it.

               16. BROKERS. Each party warrants and represents to the other that such party has dealt with no broker or other person in connection with this sublease transaction other than

The Klabin Company and CB Commercial Real Estate Group, Inc. Subtenant and Sublandlord agree to indemnify and save harmless each other from any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any other broker or agent as a result of any conversations, correspondence, other dealings or actions of the indemnifying party in connection with this Sublease transaction.

               17. ESTOPPEL CERTIFICATES. Subtenant shall, at any time and from time to time, on not less than fourteen (14) days' prior written demand by Sublandlord or Landlord, execute, acknowledge, and deliver to Sublandlord or Landlord, as the case may be, a written statement certifying (a) that this Sublease is unmodified and in full force and effect, or, in the alternative, that this Sublease is in full force and effect as modified (the instruments of modification being set forth in a schedule attached to and made a part of said statement), (b) the dates to which the fixed monthly rent, additional rent and other charges due under the Sublease have been paid, and (c) whether or not to the best of Subtenant's knowledge, Sublandlord is in default hereunder, and, if so, specifying the nature of the default. It is intended and Subtenant understands that any such statement delivered pursuant to this Paragraph 17 may be relied upon by others with whom Landlord and Sublandlord, as the case may be, may be dealing. Sublandlord agrees to provide to Subtenant an estoppel certificate signed by Sublandlord, containing the same types of information and within the same periods of time, as are set forth above, except such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Sublandlord to Subtenant or Subtenant's lender, assignee or subsublessee, rather than from Subtenant to Sublandlord.

               18. INSURANCE. So long as Subtenant is a direct tenant of Landlord under the Direct Lease, the provisions of Article VIII of the Direct Lease shall contain all of the rights and obligations of Subtenant with respect to the issue of insurance pursuant to the terms of this Sublease. In the event that the Direct Lease is terminated prior to the termination of this Sublease, then, as between Sublandlord and Subtenant, the provisions of Article VIII of the Lease shall contain all of the rights and obligations of Subtenant with respect to the issue of insurance pursuant to the terms of this Sublease.

               19. EARLY OCCUPANCY. Subtenant, at Subtenant's option, shall be permitted to enter the Subleased Premises upon the execution and delivery of this Sublease by Sublandlord and Subtenant for the purpose of remodeling the Subleased Premises and installing Subtenant's furniture and fixtures. From the date of such occupancy until the Sublease Commencement Date, Subtenant shall have no obligation to pay any fixed monthly rent or any other charge whatsoever other than utilities and security costs. If legally permissible, Subtenant may commence the operation of its business within the Subleased Premises during such period of access, without causing any early commencement of the term of this Sublease. If Subtenant elects to exercise the within right of early entry in accordance with the provisions of this Paragraph, Subtenant further agrees to
(a) comply with the terms and conditions of the Sublease except with regard to Subtenant's obligation to pay fixed monthly rent, rent adjustments and any other charges whatsoever, (b) pay for and provide certificates evidencing the existence and amounts of liability insurance carried by Subtenant, which coverage shall be in compliance with Article VIII of the Lease, and (c) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work on the Subleased Premises. Subtenant understands that it is undertaking a business risk by such early entry, which is that Landlord may not provide its consent to this Sublease. If by the expiration of the period of time provided under the Sublease for Sublandlord to deliver such consent, Landlord has failed to give such consent, Subtenant shall be subject to a potential notice of immediate vacation of the Premises by Landlord and/or Sublandlord, in which event this Sublease shall terminate and Subtenant's sole remedy shall be the right to remove all of its personal property from the Subleased Premises, and to promptly repair any resulting damage, so long as such removal occurs within fifteen (15) days of receipt of notice of the disapproval of this Sublease, with the failure to so timely remove such personality creating the rights in Landlord and Sublandlord to dispose of Subtenant's personal property pursuant to the provisions of California Civil Code Sections 1980 through 1991.

               20.  DEFAULT.

               (a) In the event that Subtenant shall default in the payment of fixed monthly or additional rent hereunder, or default in the performance or observance of any of the terms, conditions and covenants of this Sublease, which default shall not be cured within the grace periods set forth in the Lease, as modified by Paragraph 12(d) of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Landlord under the Lease with respect to defaults by tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were herein set forth in full, and Subtenant shall have all of the obligations of the tenant under the Lease with respect to such default.

               (b) In the event of a default by Subtenant in the performance of any of its obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or by law or by incorporation by reference of the Lease provided, at any time thereafter, give written notice to Subtenant that if such default is not cured, or the cure not commenced within seven (7) days after such notice is deemed given pursuant to the terms of this Sublease, and thereafter pursued diligently to conclusion, Sublandlord may cure such default for the account of Subtenant, coordinating with Subtenant to the extent reasonably possible, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant, and Subtenant agrees to reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublandlord's interests under the Lease or to prevent injury or damage to persons or property. If Subtenant shall fail to reimburse Sublandlord upon demand for any amount paid for the account of Subtenant hereunder, said amount shall be added to, and become due as a part of, the next payment of fixed monthly rent due hereunder.

               21.  MISCELLANEOUS.

               (a) This Sublease shall be binding upon and insure to the benefit of the parties hereto and, subject to the limitations set forth in Paragraph 9 hereof, their respective successors and assigns (it being acknowledged by Sublandlord and Subtenant that for the purposes of the Consent attached hereto, Landlord shall not be considered to be such a successor or assign).

               (b) This Sublease may be executed in counterpart originals and delivered by facsimile and all such counterparts and facsimiles shall constitute one original Sublease. If this Sublease is delivered by facsimile, the party delivering the Sublease by facsimile shall deliver to the other party the executed original by mail in accordance with Paragraph 16 of this Sublease.

               (c) Subtenant hereby warrants and represents to Sublandlord and Landlord, as of the date of execution hereof, as follows:

                    (i) Subtenant is a Delaware corporation duly and validly organized, existing and in good standing under the laws of California;

                    (ii) Subtenant is duly authorized and fully qualified to conduct is business in the State of California and is in good standing in said state; and

                    ((iii) The undersigned officer of Subtenant has been
               authorized to sign this Sublease on behalf of Subtenant, and this Sublease constitutes the valid and binding obligation of Subtenant.

               (d) EXTENSION OF TERM UNDER LEASE. Sublandlord acknowledges that Subtenant is concurrently entering into the Direct Lease with the Landlord for the Subleased Premises for a term commencing upon the expiration of the term of this Sublease. Therefore, Sublandlord hereby waives any right to extend the term of the Lease with respect to the Subleased Premises.

               22. TENANT IMPROVEMENTS. Sublandlord shall provide Subtenant with a Tenant Improvement Allowance of Five Hundred Thousand Dollars ($500,000.00) to be used for Subtenant's refurbishment and/or installation of the administrative offices, security and protective devices selected by Subtenant for the Premises, including fencing, fire safety devices such as draft curtains, sprinklers and the like. Sublandlord shall make payments on a progress payment basis as set forth herein. Subtenant shall submit to Sublandlord, from time to time, but not more frequently than once a month, a written request, in a form to be approved by Sublandlord, for disbursement of portions of the allowance set forth above (the "Allowance"). Each such request shall include (i) a copy of the bill or invoice, approved by Subtenant, which Subtenant is required to pay, and a certification from Subtenant's construction representative that the amount set forth in such request is due and owing, (ii) executed mechanic's lien releases from all of the contractors working on such improvements, which shall comply with the appropriate provisions, as reasonably determined by Sublandlord, of California Civil Code Section 3262(d), and (iii) such additional information and evidence as Sublandlord may reasonably require. Sublandlord shall pay to Subtenant within thirty (30) days after receipt of each such request the amounts so requested by Subtenant in a check made jointly payable to Subtenant's general contractor and to Subtenant, less a ten percent (10%) retention (the aggregate amount of such retention is referred to herein as the "Final Retention"), until such time as the Five Hundred Thousand Dollars ($500,000.00) Allowance has been depleted in its entirety. Sublandlord shall pay to Subtenant by check jointly payable to Subtenant and its general contractor, the Final Retention following the completion of construction of Subtenant's work of improvement in the Premises, provided that Subtenant delivers to Sublandlord properly executed mechanic lien releases in compliance with both California Civil Code Section 3262(d)(2), and either Section 3262(d)(3) or Section 3262(d)(4).

               23. BUILDING SIGN, SECURITY, AND ANTENNA. The provisions of Paragraphs 5, 6 and 7 of Lease Rider No. 1 of the Direct Lease, pertaining to building sign, security and antennas, respectively, are hereby incorporated in this Sublease by reference.

               24. CONFIDENTIALITY. Sublandlord and Subtenant, and by executing the attached Consent and Agreement Concerning Sublease, Landlord, each hereby agree not to disclose to any third party the fact that this Sublease, and the Consent and Agreement Concerning Sublease attached hereto, have been fully executed and delivered by the parties hereto and thereto until the later to occur of October 31, 1993 or such date as Subtenant delivers written notice to Landlord and Sublandlord that the level of confidentiality has been reduced to the following level, i.e., that Landlord, Sublandlord and Subtenant each hereby agree to use their respective commercially reasonable efforts to keep the terms of this Sublease confidential and shall not disclose same to any other person not a party hereto without the prior written consent of the other party; however, Subtenant may disclose the terms hereof to Subtenant's real estate broker, proposed assignees or sublessees, Affiliates (as defined in Paragraph
14.2 of the Direct Lease) and their real estate brokers, or Subtenant's accountants, attorneys, managing employees, and others in privity with Subtenant, to the extent reasonably necessary for Subtenant's business purpose. Notwithstanding the foregoing, Sublandlord and Landlord shall be permitted to disclose the terms of this Sublease to their respective attorneys, auditors, accountants, employees, lenders and other persons having a legitimate need to know the terms hereof for bona fide business purposes.

               IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

SUBLANDLORD:                                    SUBTENANT:

TELEDYNE, INC,                                  LEINER HEALTH PRODUCTS INC.,
a Delaware corporation                          a Delaware corporation

By: /s/                                         By: /s/ Giffen H. Ott
   -------------------------------                  -----------------------
  Its: Treasurer                                    Giffen H. Ott
                                                    Its:  Vice President,
                                                          Manufacturing
                                                          Development

                                   EXHIBIT "A"

                                    L E A S E

                         LANDLORD:  WATSON LAND COMPANY,
                                    a California corporation

                         TENANT:    TELEDYNE, INC.,
                                    a Delaware corporation

                         DATED:     July 17, 1991



THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR, THE PREMISES; THIS DOCUMENT BECOMES EFFECTIVE AND BINDING ONLY UPON EXECUTION AND DELIVERY HEREOF BY LANDLORD. NO ACT OR OMISSION OF ANY EMPLOYEE OR AGENT OF LANDLORD OR OF LANDLORD'S BROKER SHALL ALTER, CHANGE OR MODIFY ANY OF THE PROVISIONS HEREOF.

                                      INDEX
                                      -----

ARTICLE                                                       PAGE
-------                                                       ----

ARTICLE I - Basic Lease Provisions . . . . . . . . . . . . . .1
ARTICLE II - Common Area, Parking and Condition of Premises. .2
ARTICLE III - Term of Lease. . . . . . . . . . . . . . . . . .4
ARTICLE IV - Rent. . . . . . . . . . . . . . . . . . . . . . .5
ARTICLE V - Taxes and Assessment . . . . . . . . . . . . . . .6
ARTICLE VI - Utility Charges . . . . . . . . . . . . . . . . .7
ARTICLE VII - Hold Harmless. . . . . . . . . . . . . . . . . .8
ARTICLE VIII - Insurance . . . . . . . . . . . . . . . . . . .9
ARTICLE IX - Repairs, Maintenance, Alterations and Removal
              of Equipment . . . . . . . . . . . . . . . . . 10
ARTICLE X - Inspection of Premises by Landlord . . . . . . . 16
ARTICLE XI - Mechanics' Liens. . . . . . . . . . . . . . . . 17
ARTICLE XII - Damage or Destruction of Premises. . . . . . . 18
ARTICLE XIII - Condemnation. . . . . . . . . . . . . . . . . 19
ARTICLE XIV - Use Of Premises - Assignments. . . . . . . . . 20
ARTICLE XV - Event of Default. . . . . . . . . . . . . . . . 24
ARTICLE XVI - Surrender of Premises. . . . . . . . . . . . . 26
ARTICLE XVII - Delays - Extensions of Time . . . . . . . . . 27
ARTICLE XVIII - Attorneys' Fees and Dispute Resolution . . . 27
ARTICLE XIX - Statement of Lease . . . . . . . . . . . . . . 29
ARTICLE XX - Rights Reserved by Landlord . . . . . . . . . . 29
ARTICLE XXI - Covenant of Quiet Enjoyment. . . . . . . . . . 29
ARTICLE XXII - Recordation . . . . . . . . . . . . . . . . . 30
ARTICLE XXIII - Subordination. . . . . . . . . . . . . . . . 30
ARTICLE XXIV - Holding Over. . . . . . . . . . . . . . . . . 31
ARTICLE XXV - General. . . . . . . . . . . . . . . . . . . . 31
    25.1   Remedies Cumulative . . . . . . . . . . . . . . . 31
    25.2   Successors and Assigns. . . . . . . . . . . . . . 32
    25.3   Payments and Interest . . . . . . . . . . . . . . 32
    25.4   Late Charge . . . . . . . . . . . . . . . . . . . 32
    25.5   Late Payments and Impounds. . . . . . . . . . . . 32
    25.6   Notices . . . . . . . . . . . . . . . . . . . . . 32
    25.7   Captions. . . . . . . . . . . . . . . . . . . . . 32
    25.8   Pronouns and Singular/Plural. . . . . . . . . . . 32
    25.9   Time of Essence . . . . . . . . . . . . . . . . . 32
    25.10  Reasonable Consent. . . . . . . . . . . . . . . . 33
    25.11  Fair Meaning. . . . . . . . . . . . . . . . . . . 33
    25.12  Entire Agreement. . . . . . . . . . . . . . . . . 33
    25.13  No Accord and Satisfaction. . . . . . . . . . . . 33
    25.14  Choice of Law . . . . . . . . . . . . . . . . . . 33
    15.15  Non-Discrimination. . . . . . . . . . . . . . . . 33
    25.16  Counterparts. . . . . . . . . . . . . . . . . . . 33
    25.17  Corporate Resolution. . . . . . . . . . . . . . . 33
    25.18  Reimbursements to Landlord. . . . . . . . . . . . 33
    25.19  No Guard Service. . . . . . . . . . . . . . . . . 33
    25.20  Brokers . . . . . . . . . . . . . . . . . . . . . 34
    25.21  Brokerage Commission. . . . . . . . . . . . . . . 34
    25.22  Parking . . . . . . . . . . . . . . . . . . . . . 34
    25.23  Lease Reviewed. . . . . . . . . . . . . . . . . . 35
    25.24  Financial Statements. . . . . . . . . . . . . . . 35
    25.25  Lease Interest Rate . . . . . . . . . . . . . . . 35

EXHIBITS
--------

Exhibit A -    Performance Standards of Watson Industrial Center
Exhibit B -    Outline of Premises
Exhibit B-1 -  Description of Common Areas
Exhibit C -    Legal Description
Exhibit D -    Operating Expenses
Exhibit E -    Insurance Summary
Exhibit F -    Landlord's Initial Improvement Work
Exhibit F-1 -  Work Performance Schedule
Exhibit G -    Maintenance and Repair of Roof and
               HVAC System
Exhibit H -    Tenant's Special Manufacturing Improvements
Exhibit I -    Items Purchased from Previous Tenant

LEASE RIDER
-----------

Lease Rider Number 1

                          MULTI-TENANT INDUSTRIAL LEASE

    This lease ("Lease") is made and entered into as of this 17th day of July, 1991 by and between WATSON LAND COMPANY, a California corporation ("Landlord") and TELEDYNE, INC., a Delaware corporation ("Tenant").

    Landlord and Tenant mutually covenant and agree that Landlord, in consideration of the rent payable by Tenant and the covenants and agreements to be kept, observed and performed by Tenant, hereby rents and leases to Tenant, and Tenant hereby takes and hires from Landlord, the "Premises" (as defined herein), pursuant to the provisions of this Lease, subject to (i) all applicable zoning, municipal, county, state and federal laws; (ii) covenants, conditions, restrictions, reservations, easements, rights and rights-of-way of record; and
(iii) Performance Standards of Watson Industrial Center dated July 1, 1991, attached hereto as Exhibit "A" and incorporated herein by reference. In the event of any conflict between the provisions of this Lease and the provisions of the Performance Standards, the provisions of this Lease shall govern.

                                    ARTICLE I
                             BASIC LEASE PROVISIONS

    1.1 DESCRIPTION OF PREMISES: "Premises," as used herein shall mean and refer to that certain space located within the building (the "Building") situated on the real property located in the County of Los Angeles, State of California, commonly known as 901 East 233rd Street, Carson, California, as outlined on the attached Exhibit "B", which Premises consists of approximately 222,496 square feet. The Building consists of approximately 267,496 square feet. Landlord shall retain possession of the remaining 45,000 square feet of the Building (the "Additional Premises"), which may be leased or used by third parties as determined by Landlord from time to time, in Landlord's sole and absolute discretion, subject only to Tenant's "Right of First Offer" to lease the Additional Premises pursuant to Paragraph 6 of the attached Lease Rider. The Premises and the Building are located on a parcel of land (the "Land") described in the attached Exhibit "C". The Building and the Land are collectively referred to herein as the "Building Complex."

    1.2 STREET ADDRESS OF PREMISES:  901 East 233rd Street, Carson, California.

    1.3 APPROXIMATE PREMISES SQUARE FOOTAGE:  222,496.

    1.4 LEASE TERM: Ten (10) years beginning on October 1, 1991 (the "Commencement Date") and ending on September 30, 2001 (the "Termination Date").

    1.5 EXTENSION OPTIONS: Three (3) periods of Five (5) years each. See Paragraph 1 of the attached Lease Rider.

    1.6 INITIAL MINIMUM RENT: Seventy-Three Thousand Four Hundred Twenty-Three Dollars ($73,423.00).

    1.7 PERIODIC RENT ADJUSTMENTS:  See Paragraph 2 of the attached Lease
Rider.

    1.8 TENANT's PRORATA SHARE: Eighty-three percent (83%) based on a total building area of 267,496 square feet.

    1.9 [Intentionally Deleted.]

    1.10 [Intentionally Deleted.]

         1.11 SECURITY DEPOSIT: None.

         1.12 BROKERS: The Klabin Company (David A. Prior and Arnold Ng).

         1.13 INITIAL IMPROVEMENT WORK: See Paragraph 4 of the attached Lease Rider.

         1.14 EXHIBITS AND RIDERS: The following Exhibits and Riders are attached to this Lease and made a part hereof:

               Exhibit A   -  Performance Standards of Watson Industrial
                              Center
               Exhibit B   -  Outline of Premises
               Exhibit B-1 -  Description of Common Areas
               Exhibit C   -  Legal Description
               Exhibit D   -  Operating Expenses
               Exhibit E   -  Insurance Summary
               Exhibit F   -  Landlord's Initial Improvement Work
               Exhibit F-1 -  Work Performance Schedule
               Exhibit G   -  Maintenance and Repair of Roof and HVAC System
               Exhibit H   -  Tenant's Special Manufacturing Improvements
               Exhibit I   -  Items Purchased from Previous Tenant
               Lease Rider Number 1

         1.15 MAILING ADDRESSES:

               Landlord:   Watson Land Company
                           22010 South Wilmington Avenue
                           Suite 400
                           Carson, California 90745

               Tenant:     Teledyne, Inc.
                           1901 Avenue of the Stars, 18th Floor
                           Los Angeles, California 90067
                           Attention: Legal Department

               With a
               Copy to:    Teledyne Inet
                           a Division of Teledyne Industries, Inc.
                           901 East 233rd Street
                           Carson, California 90745


                                  ARTICLE II
               COMMON AREA, PARKING AND CONDITION OF PREMISES

         2.1 The term "Common Area", as used herein, is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Land, as shown in the attached Exhibit B-1.

         2.2 Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers, and invitees, during the "Early Occupancy Period" and the "Lease Term" (as those terms are defined herein), the non-exclusive right to use the Common Areas, in common with others entitled to such use, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules, regulations or restrictions now or hereafter governing the use of the Building Complex. Tenant shall have a priority right to use the portion of the Common Areas shown as the "Priority Area" in the cross-hatched area in the attached Exhibit "B-1" for parking, loading and unloading, and Tenant shall have the non-exclusive right, in common with others entitled to such use, to use the balance of the Common Areas. However, Tenant agrees to use its reasonable and diligent efforts to restrict its use of the Common Areas to the Priority Area and the "Shipping Access Area" shown in the attached Exhibit "B-1". Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in any portion of the Common Areas other than the portions of Tenant's "Priority Area" designated as "Storage Area" on the attached Exhibit B-1. Tenant may store materials in the Storage Area for a period of no more than thirty (30) days for any particular item, but such storage must be in compliance with the requirements of the Performance Standards. In the event that any unauthorized storage shall occur, and is not cured within twenty-four (24) hours following notice from Landlord, then Landlord shall have the right, in addition to such other rights and remedies that it may have, to remove the stored items and charge the cost to Tenant, which cost shall be immediately payable upon Landlord's demand and which shall be deemed to be additional rent under this Lease.

      2.3 Tenant shall be allocated three hundred seventy (370) vehicle parking spaces, which spaces shall be located in the "Priority Area" shown on the attached Exhibit "B-1". To the extent that any additional parking spaces are required to be allocated to Tenant pursuant to applicable law, such spaces may be located on any portion of the Building Complex or at any location outside of the boundaries of the Building Complex which is within a reasonable proximity to the Premises. Such parking spaces shall be used only for parking vehicles no larger than full-size passenger automobiles or pickup trucks. Tenant agrees that the parking spaces allocated to Tenant may include "compact" parking spaces, in such number as may be required or permitted by applicable governmental requirements. Tenant shall use reasonable and diligent efforts to ensure that trucks and other service vehicles providing supplies, materials or services to Tenant shall use only the Priority Area or the Shipping Access Area. Tenant shall use its best efforts to prohibit any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees from being loaded, unloaded, or parked in areas other than the Priority Area or the Shipping Access Area, and Tenant shall fully cooperate with landlord in implementing necessary corrective measures. If Tenant fails to prohibit any use by its employees, suppliers, shippers, customers or invitees of areas other than the Priority Area and the Shipping Access Area, then Landlord shall have the right, upon reasonable notice (except in the event of any emergency, in which event no notice shall be required), to remove or tow away any vehicle involved. Should Tenant fail to prohibit any such prohibited use, then Landlord may charge the removal or towing cost to Tenant, which cost shall be immediately payable to Landlord upon demand by Landlord.

         2.4 Landlord or such other person(s) as Landlord may appoint from time to time shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas and the use and maintenance thereof. Tenant agrees to abide by and conform to such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord agrees to use reasonable and diligent efforts to cause any other tenant of the Building Complex to comply with all rules and regulations relating to the use of the Common Areas and to cause such other tenant to use reasonable and diligent efforts to avoid using Tenant's Priority Area and will include in its lease with such other tenant, the right of Landlord to tow away any vehicle used by any employee, supplier, shipper, customer or invitee of such other tenant which is parked in Tenant's Priority Area; however, Landlord shall not be responsible to Tenant for any non-compliance by other tenants in the Building Complex (if any) with such rules and regulations.

         2.5 Landlord shall have the right, in Landlord's reasonable discretion, from time to time: (a) to make reasonable changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) to use the Common Area while engaged in making additional improvements, repairs or alterations to the Building Complex or any portion thereof; and (d) to do and perform such other acts and make such changes in, to or with respect to the Common Areas and Building Complex as Landlord may, in its reasonable judgment, deems to be appropriate. Notwithstanding the foregoing, Landlord shall not make any changes to the Common Areas in a manner which would adversely affect Tenant's use of the Priority Area without first obtaining Tenant's consent, which consent shall not be unreasonably withheld or delayed. Responsibility for the repair and maintenance of various components of the Common Areas shall be allocated Landlord and Tenant as provided in this Lease.

         2.6 Except as otherwise specifically provided in this Lease, Tenant accepts the Premises and the relevant portion of the Building Complex in their present condition, state of repair and operating order and present "AS IS" condition. Tenant acknowledges that prior to the execution of this Lease, Tenant has been furnished full access to the Premises and has independently undertaken such studies and inspections of the Premises and the Building Complex as Tenant has deemed appropriate. Notwithstanding the foregoing, the Premises shall be in good operating condition as of the Commencement Date, subject only to Landlord's completion of items described in the attached Exhibit "F" (Landlord's "Initial Improvement Work") which do not materially interfere with Tenant's use or occupancy of the Premises. Subject to "Tenant Delays" (as defined in Paragraph 4 of the attached Lease Rider) and "Excusable Delays" (as defined herein), Landlord shall complete the work described in Paragraph 4 of the attached Lease Rider substantially in accordance with the Work Performance Schedule attached hereto as Exhibit "F-1". Tenant further acknowledges that neither Landlord nor any real estate agent or broker representing Landlord or Tenant has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

                                ARTICLE III
                               TERM OF LEASE

         3.1 The term of this Lease (the "Lease Term") shall be the period set forth in Item 1.4 of the Basic Lease Provisions. Subject to the terms and conditions of this Lease, the Lease Term shall commence on the Commencement Date and shall terminate on the Termination Date, which dates are specified in Item 1.4 of the Basic Lease Provisions. All of the terms and conditions of this Lease shall apply as of the date this Lease is signed by both Landlord and Tenant (the "Execution Date"); provided, however, that Tenant shall have no obligation to pay Minimum Rent or Operating Expenses until the Commencement Date. Notwithstanding the foregoing, in the event Tenant commences manufacturing operations from the Premises more than thirty (30) days prior to the Commencement Date, Tenant shall pay to Landlord a proportionate amount of Minimum Rent and a proportionate amount of Tenant's Prorata Share of "Operating Expenses" (as defined herein) for each such day that Tenant so utilizes the Premises before the Commencement Date.

         3.2 Commencing on the Execution Date and continuing until the Commencement Date (the "Early Occupancy Period"),

Tenant and its agents, contractors, vendors, and security contractors shall be permitted to enter the Premises for the purposes of plant layout, facilities planning, security activities, construction of Tenant's Special Manufacturing Improvements (as described in Paragraph 5 of the attached Lease Rider) and installation of Tenant's furniture, fixtures, utilities, telecommunication systems and security systems. Tenant agrees that throughout the Early Occupancy Period, Tenant shall conduct its activities on the Premises in such a way so as not to interfere with, disrupt or delay Landlord's work or activities relating to Landlord's Initial Improvement Work. Landlord shall have no responsibility for any damage, theft, destruction or injury to Tenant or any of Tenant's property as a result of Tenant's presence or activities on, or use of, the Premises during the Early Occupancy Period. Tenant may, at its election, obtain and maintain security services for the Premises during the Early Occupancy Period. Except as otherwise provided in Paragraph 3.1 regarding Tenant's obligation to pay Minimum Rent and Operating Expenses, any use or occupancy of the Premises or the Building Complex by Tenant pursuant to this Paragraph 3.2 shall be subject to and in accordance with the terms and conditions of this Lease.

                                ARTICLE IV
                                  RENT

         4.1 Tenant agrees to pay to Landlord at the office of Landlord or at such other place as may be designated by Landlord from time to time, without any prior demand therefor and without any deduction or setoff whatsoever, as minimum monthly rent ("Minimum Rent"), the sum specified as the Initial Minimum Rent in Item 1.6 of the Basic Lease Provisions. Minimum Rent shall be payable in advance on the first day of each calendar month of the Lease Term. If the Lease Term shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the Commencement Date, a prorata portion of the Minimum Rent for the first fractional calendar month. Upon the execution of this Lease by Tenant, Tenant shall pay to Landlord Minimum Rent for the first month of the Lease Term for which Minimum Rent is payable. During first five (5) months of the Lease Term, Minimum Rent shall be abated. Landlord and Tenant acknowledge that the rent abatement for the first five (5) months of the Lease Term pursuant to this Paragraph 4.1 has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Minimum Rent and performing the terms and conditions otherwise required under this Lease. Accordingly, if Tenant shall default under this Lease and fail to cure such default within the time permitted for cure pursuant to this Lease, if any, Tenant shall become obligated to pay to Landlord all Minimum Rent otherwise abated hereunder during the rent abatement period; provided, however, for each month from the Commencement Date to the date of the uncured default, the amount of Minimum Rent payable to Landlord pursuant to this Paragraph 4.1 shall be reduced by an amount equal to the total amount of the Minimum Rent abated as of the date of such default divided by one hundred twenty (120); and if at the expiration of the one hundred twentieth (120th) month of the Lease Term no uncured default has occurred, Tenant shall have no obligation to pay Landlord the Minimum Rent abated in accordance with the provisions of this Paragraph 4.1. Notwithstanding the foregoing, Landlord shall not be entitled to recover such abated Minimum Rent as provided in this Paragraph 4.1 if, following an uncured default under this Lease by Tenant, Landlord elects to pursue its remedy against Tenant pursuant to California Civil Code Section 1951.4. Minimum Rent payable by Tenant under this Lease is subject to adjustment in accordance with the provisions of Item 1.7 of the Basic Lease Provisions and Paragraphs 2 and 3 of the attached Lease Rider.

          4.2 As additional rent hereunder, Tenant shall pay to Landlord Tenant's Prorata Share of all expenses described in the attached Exhibit "D" (the "Operating Expenses"). Such Operating Expenses shall be paid to Landlord within ten (10) days following Tenant's receipt of Landlord's invoice therefor. Notwithstanding the foregoing, Tenant shall pay its Prorata Share of "real estate taxes" (as defined in Paragraph 5.1, below) and premiums for the insurance described in Paragraph 8.1, below, at the times specified in Paragraphs 5.2 and 8.1, respectively, for the payment of such items. As used herein, Tenant's "Prorata Share" shall be the percentage amount set forth in
Item 1.8 of the Basic Lease Provisions; however, in the event the square footage of the Building or the Premises is increased or decreased, Tenant's Prorata Share shall be adjusted and shall equal a fraction, the numerator of which is the square footage of the floor area of the Premises and the denominator of which is the total square footage of the floor area of the Building.


                                    ARTICLE V
                              TAXES AND ASSESSMENTS

          5.1 Landlord shall pay the "real estate taxes" (as defined herein) applicable to the Building Complex (subject to reimbursement by Tenant of Tenant's Prorata Share of such real estate taxes), which may be taxed, charged, levied, assessed or imposed during any fiscal tax year occurring during the Lease Term (and any extensions or renewals thereof) upon all or any portion of, or in relation to, the Building Complex. In the partial fiscal tax year in which the Lease Term shall commence, and in the partial fiscal tax year in which the Lease Term shall terminate, such taxes and assessments and the Annual Tax Base Amount shall be prorated on a daily basis (using a 365-day year), and Tenant's payment obligations shall be computed accordingly. Tenant shall pay to Landlord, upon demand, the entirety of any increase in real estate taxes assessed by reason of any improvements placed upon the Premises by Tenant.

          5.2 Tenant shall pay to Landlord, within ten (10) days following Tenant's receipt of Landlord's invoice therefor, Tenant's Prorata Share of all real estate taxes, together with the full amount of any additional real estate taxes assessed by reason of any improvements placed upon the Premises by Tenant. Whenever possible, Tenant shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to such personal property within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to such personal property. Landlord's invoice to Tenant for Tenant's Prorata Share of any such real estate taxes shall be submitted to Tenant within a reasonable time following Landlord's receipt of the tax bill or assessment notice for such real estate taxes, and the amount of such invoice shall be paid by Tenant to Landlord no later than fourteen (14) days prior to the due date for the payment of such taxes to the taxing authority.

          5.3 As used herein, the term "real estate taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, rental excise tax, improvement bond or bonds, levy or tax (other than income taxes) imposed on the Building Complex by any authority having the direct or indirect power to tax, including any city, state or the federal government, or any school, agricultural, sanitary, fire, street, drainage, water or other improvement district thereof, as against any legal or equitable interest of Landlord in the Building Complex, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Building Complex. If an assessment is levied against the Premises for a capital improvement (determined in accordance with generally accepted accounting principles) and such assessment is imposed over a period which is substantially less than the estimated useful life of such capital improvement, Tenant shall only be obligated to pay a pro rata portion of such assessment based on the number of years remaining in the Lease Term as of the date of the imposition of such assessment, and the estimated useful life of such capital improvement. The term "real estate taxes" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax"; or (ii) the nature of which was hereinbefore included within the definition of "real property tax"; or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978; or (iv) which is imposed by reasons of this transaction, any modifications or changes hereto, or any transfers hereof.

          5.4 In the event of a sale, transfer or conveyance of all or any portion of the Premises by Landlord occurring after the date of this Lease, or a "change in ownership" (as the phrase is defined in Section 60 of the California Revenue and Taxation Code) effected by Landlord of all or any portion of the Premises occurring after the date of this Lease, or occurring before the date of this Lease but not reflected in the tax bill for fiscal tax year 1990-1991 (collectively referred to herein as a "Reassessment Event"), it is understood that Tenant shall have no obligation to pay any increase in real estate taxes which result solely from such a Reassessment Event. However, nothing contained in this Paragraph 5.4 shall limit Tenant's obligation to pay any increase in real property taxes resulting from inflation factor adjustments as provided in
Section 51 of the California Revenue and Taxation Code, or resulting from any change in taxes or impositions of special taxes as provided in Article 13A of the California Constitution, unless such increase or change results from a Reassessment Event, in which case Tenant shall have no obligation to pay such increase or net increase resulting from any such Reassessment Event.


                                   ARTICLE VI
                                 UTILITY CHARGES

          6.1 Gas, electricity, power, telephone, sewer, trash collection and waste removal and/or disposal, alarm systems, or other services serving the Premises and the Building Complex (collectively the "Utilities") shall, whenever possible, be separately billed and/or metered, as applicable, to the Premises in Tenant's name, and the cost of operation of such Utilities shall be paid directly by Tenant. The installation costs for separate electrical service and a separate electrical meter for the Premises shall be paid by Tenant. The installation costs for a separate electrical meter for any portion of the Building which is not leased to Tenant shall be paid by Landlord. If all or any portion of the Building which is not leased to Tenant is used for purposes other than warehouse and incidental office purposes, then Landlord shall, at its expense, install separate water and gas meters for the Premises. Any and all inspections, taxes, levies or excises in connection with the Utilities and all connection, metering and closing charges, and any tax or excise thereon shall be paid or caused to be paid directly by Tenant. Any utility charges for services benefitting the Building Complex which are not separately metered shall be included in Operating Expenses. Periodic fire sprinkler tests for the Building, as required by applicable law, shall be conducted by Tenant and any costs or fees related to such tests shall be paid by Tenant. Landlord shall reimburse Tenant for "Landlord's Share" (as defined in Paragraph 9.1, below) of the costs or fees related to such tests, in the same manner as reimbursements are made to Tenant pursuant to Paragraph 9.1, below. Landlord and Tenant (or Landlord only, in Landlord's name, if Landlord so elects) shall contract for water service for the Premises, but Tenant shall be solely responsible for any fees, charges or costs of any nature imposed or incurred in connection with such water service. Landlord may elect to have bills for such water service delivered directly to Tenant, or Landlord may have such bills delivered to Landlord and separately invoice Tenant for the actual cost of such water service. Tenant shall pay any such bill or invoice within ten (10) days following Tenant's receipt thereof. Except to the extent caused by Landlord's gross negligence, Landlord shall not be liable to Tenant for any loss, injury, damage, disruption of business or any other harm resulting from any interruption of utility services to the Premises.


                                   ARTICLE VII
                                  HOLD HARMLESS

          7.1 Tenant covenants and agrees that Landlord shall not at any time or to any extent whatsoever be liable, responsible, or in any way accountable to Tenant for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person whomsoever who may at any time be using, occupying or visiting the Building Complex, or be in, on, or about the same, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Tenant or of any occupant, subtenant, visitor or user of any portion of the Premises or the Building Complex or from fire, steam, electricity, water, rain, act of God, or from the breakage or leakage, or any defect in any pipes, sprinklers, or plumbing, electrical or heating and air conditioning systems or fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building Complex or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, unless, and to the extent that such damage results from the willful misconduct or negligence of Landlord. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Building Complex, nor from the failure of Landlord to enforce the provisions of any other lease affecting the Building Complex.

          7.2 Landlord covenants and agrees that Tenant shall not at any time or to any extent whatsoever be liable, responsible, or in any way accountable to Landlord for any injury to or, death of persons which at any time may be suffered or sustained by Landlord or by any person whomsoever who may at any time be using, occupying or visiting the Building Complex, or be in, on, or about the same, whether such injury or death shall be caused by or in any way result from or arise out of any act, omission or negligence of Landlord, any other tenant, visitor or user of the Building Complex or from fire, steam, electricity, water, rain, act of God, or from breakage or leakage, or any defect in any pipes, sprinklers, or plumbing, electrical or heating and air conditioning systems or fixtures, or from any other cause whether said injury or death results from conditions arising upon other portions of the Building Complex or from other sources or places and regardless of whether the cause of such injury or death or the means of repairing the same is inaccessible to Landlord, unless, and to the extent that such injury or death results from the willful misconduct or negligence of Tenant.

                                  ARTICLE VIII
                                    INSURANCE

          8.1 Landlord shall, subject to reimbursement as an Operating Expense pursuant to Paragraph 4.2, above, keep all buildings and improvements which may from time to time be upon or a part of the Building Complex (but not Tenant's personal property, fixtures or equipment) insured against all risks (as the term "all risk" is used in the insurance industry), including earthquake and flood, in such form and with such policy limits as Landlord may determine from time to time, so as to provide reasonable insurance coverage for the Building Complex at a reasonable cost. Landlord agrees that, prior to changing the insurance limits or deductible amounts of such insurance in a manner which would decrease the insurance limits or increase the deductible amounts from the limits and deductibles shown in the insurance summary attached hereto as Exhibit "E", Landlord will notify Tenant and provide Tenant with an opportunity to obtain its own insurance against any increased risk resulting from any such decrease in insurance limits or increase in deductibles. Notwithstanding the foregoing, Landlord shall not be required to maintain any insurance which becomes unavailable in the Southern California insurance marketplace. In the event of any insured loss, Tenant shall be liable to Landlord for Tenant's Prorata Share of any deductible or coinsurance amount claimed by the insurance carrier. Landlord shall also obtain and maintain "rental value insurance" covering one year's rent (Minimum Rent, real estate taxes, and Operating Expenses) payable under this Lease. The premiums for all insurance specified in this Paragraph
8.1 shall be included as Operating Expenses. Such premiums shall be paid by Tenant to Landlord within ten (10) days following Tenant's receipt of Landlord's invoice therefor, but in no event shall Tenant's payment of such invoice be due more than fourteen (14) days prior to the due date for Landlord's payment of such premiums to the insurance carrier or insurance agent. In the insurance policy year in which the Lease Term shall commence and in the insurance policy year in which it shall terminate, such insurance premiums and the Annual Insurance Base Amount shall be prorated on a daily basis (using a 365-day year), and Tenant's Operating Expense payment obligations with respect to insurance premiums shall be computed accordingly. Such insurance shall have attached thereto such form of lender's loss payable endorsement as any lender whose loan is secured in whole or in part by the Building Complex ("Landlord's Lender") may require.

          8.2 Landlord and Tenant agree that if the building and improvements at any time forming a part of the Building Complex shall be damaged or destroyed by risks insured against under Paragraph 8.1, or if any of Tenant's machinery, fixtures, furniture, merchandise or other property, real or personal, are damaged or destroyed from any cause covered by a property policy obtained by Tenant, then and to the extent allowable and without invalidating such insurance, and whether or not such damage or destruction was caused by the negligence of the other party, neither party shall have any liability to the other nor to any insurer of the other for or in respect of such damage or destruction. If obtainable, each party shall require all policies of fire or other insurance carried by such party during the Lease Term upon the Building Complex or contents therein to include a provision whereby the insurer designated therein shall waive its right of subrogation against the other party.

          8.3 During the entire Lease Term, Tenant, at Tenant's sole cost and expense, shall procure and maintain in full force and effect personal injury and property damage liability insurance with a combined single limit of not less than Five Million Dollars ($5,000,000). Such insurance may be evidenced by a Primary Policy or a combination of a Primary Policy and an

Umbrella Excess Policy. Tenant's liability insurance shall be primary and any liability insurance maintained by Landlord shall be excess coverage over the coverage provide by Tenant. Landlord shall be named as an additional insured in such policies, and a policy endorsement so naming Landlord shall be furnished to Landlord. The limits of said policies shall not limit the liability of Tenant under this Lease. In the event that either party hereto shall at any time deem the limits of such liability insurance then carried to be insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined by an impartial third person knowledgeable of insurance risk matters selected by the parties, or should they be unable to agree upon a selection by an impartial third person such determination shall be made pursuant to the judicial reference procedure described in Paragraph 18.2, below. The decision of such impartial third person or referee as to such limits then to be carried shall be binding upon the parties. Such insurance shall be carried with the limits as agreed upon or determined pursuant to this Paragraph until such limits shall again be changed pursuant to the provisions of this Paragraph. The expenses of such determination shall be borne equally between Landlord and Tenant.

     8.4 All of the insurance provided by Tenant under this Article VIII and all renewals thereof shall be issued by such good, responsible and standard companies rated at least A:Class XII in the current edition of Best's Insurance Guide, and authorized to do business in California. The policy or policies of insurance provided for in Paragraph 8.1 hereof shall be payable to Landlord, or jointly to Landlord and Landlord's Lender, and Tenant agrees to endorse any check to the order of Landlord which might be made payable jointly to Landlord and Tenant by the insurance company. Tenant agrees to immediately comply with any request of the insurance carrier providing insurance described in Paragraph 8.1 if the failure to comply therewith will cause cancellation of such insurance. All policies provided by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord. Neither Landlord nor Tenant shall do or permit to be done anything which will invalidate the insurance policies provided for in this Article VIII. Upon the issuance or renewal of the liability insurance policy described in this
Article VIII, or upon commencement of the Lease Term if such policy is then in force or effect, Tenant shall have its insurance carrier furnish Landlord with a Certificate of said insurance. If requested in writing by Landlord, Tenant shall reproduce and forward to Landlord a true copy of any insurance policy described in this Lease and obtained by Tenant. Tenant shall obtain such fire insurance and other insurance on Tenant's machinery, fixtures, furniture and other property, real or personal, as Tenant deems appropriate, and with which Landlord shall not otherwise be concerned.

                                  ARTICLE IX
                       REPAIRS, MAINTENANCE, ALTERATIONS
                             AND REMOVAL OF EQUIPMENT

     9.1 Landlord shall be responsible for the cost of any maintenance or repairs of the structural aspects of the foundation and exterior walls of the Building, and for the repair and maintenance of all water, sewer and gas lines located outside of the perimeter of the Building (unless and to the extent the maintenance or repair of any such items is necessitated by any negligent or intentional act or omission of Tenant, Tenant's employees, shippers, customers or invitees, in which case Tenant shall be responsible for all such costs). Except as otherwise specifically provided in this Lease, and subject to the provisions of Exhibits "D" and "G" to this Lease, Tenant shall, at its sole cost and expense, maintain, keep in good condition and repair the parking lots, walkways, driveways (including sweeping and cleaning), landscaping, fences, roof decking, roof membrane and non-structural roof components of the entire Building Complex and all heating, ventilating and air conditioning equipment serving the Premises, and all other portions of the Premises and all portions and components of the Building Complex which serve the Premises or are used by Tenant. Except for the initial repainting of the exterior of the Building to be performed by Landlord as part of Landlord's Initial Improvement Work, Tenant shall be responsible for repainting the Building in accordance with the requirements of the Performance Standards, and Landlord shall reimburse Tenant for Landlord's Share of the cost of such repainting. Landlord shall be responsible for contributing Landlord's Share of the maintenance and repair costs for the parking lots, walkways, driveways, landscaping, fences, roof decking, roof membrane and non-structural roof components of the Building Complex. Landlord's Share of any such maintenance and repair costs shall be reimbursed to Tenant within ten (10) days following Landlord's receipt of a detailed invoice for such items, together with such supporting documentation (such as vendor's invoices) as Landlord may reasonably request. The difference between: (a) one hundred percent (100%); and (b) Tenant's Prorata Share, (as Tenant's Prorata Share may exist from time to time as provided in this Lease), shall constitute the "Landlord's Share".
All maintenance and repair work performed by Tenant shall be consistent with the then prevailing standards for buildings owned by Landlord in Watson Industrial Center South, and shall comply with the requirements of the Performance Standards. Tenant shall consult with Landlord and obtain Landlord's approval (which approval shall not be unreasonably withheld or delayed) prior to performing any major repair or maintenance work (such as parking lot repaving of roof replacement). Tenant acknowledges its understanding and awareness that Tenant's failure to promptly and properly perform its maintenance obligations under this Lease could adversely affect other tenants in the Building. Without limiting the generality of the foregoing, Tenant's maintenance and repair obligations shall include all plumbing, electrical and lighting facilities and equipment within the Premises, all fixtures, interior walls and interior surfaces of exterior walls, and all ceilings, windows, doors, plate glass, and skylights located within the Premises. Tenant's and Landlord's respective obligations relating to the maintenance and repair of the roof of the Building and the Building's heating, ventilating and air conditioning systems are set forth in the attached Exhibit "G". Landlord may undertake any of the repair or maintenance work provided in this Paragraph 9.1 from time to time as Landlord deems necessary, but Landlord shall have no obligation to make repairs under this Paragraph 9.1 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Landlord shall not be liable for damages or losses of any kind or nature by reason of Landlord's damages or losses of any kind or nature by reason of Landlord's failure to furnish any Common Area services when such failure is caused by accident, breakage, repairs, strikes, lockouts, "Excusable Delays" (as defined herein) or other disturbances or disputes of any character or by any other cause unless and to the extent due to Landlord's gross negligence or willful misconduct.

     9.2 If Tenant fails to maintain and repair the Premises and the Building Complex as required pursuant to this Lease, Landlord may, at its election, notify Tenant of Tenant's obligation to undertake such repair and maintenance work. If

Tenant fails to commence such work within a reasonable period of time following Tenant's receipt of such notice (determined in light of then-prevailing facts and circumstances) Landlord may enter the Premises and perform any such work on behalf of Tenant. Notwithstanding the foregoing, no notice to Tenant shall be required in case of emergency, and in the event of an emergency Landlord may enter the Premises and perform such repair and maintenance on behalf of Tenant. In any such case, Tenant shall reimburse Landlord for all reasonable costs so incurred immediately upon demand, together with interest thereon at the "Lease Interest Rate" (as defined in Paragraph 25.25, below). Landlord's right to perform maintenance and repair work pursuant to this Paragraph 9.2 shall not be deemed to create any obligation on the part of Landlord to do so, and shall not in any way limit Landlord's remedies under this Lease.


     9.3 Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received, except for: (i) ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease; (ii) repair and maintenance items which are the obligation of Landlord pursuant to Paragraph 9.1, above; (iii) damage from casualty which Tenant is not otherwise required to repair under the terms of this Lease; (iv) the effect of any taking of all or any portion of the Premises by right of eminent domain; and (v) removal of any "Exempt Alterations" (as defined in Paragraph 9.4, below). Any damage to, or deterioration of, the Premises shall be deemed not to be ordinary wear and tear if the same could have been prevented by good maintenance practices. In addition, Landlord may require Tenant to remove all alterations, additions or improvements prior to the termination of the Lease and to restore the Premises to its prior condition, or Landlord may perform such removals and restorations itself, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove or which Tenant has not elected to remove, as provided herein, shall become Landlord's property and shall be surrendered to Landlord upon the expiration or sooner termination of the Lease, except that Tenant may remove any of Tenant's machinery and equipment from the Premises so long as Tenant repairs any damage to the Premises resulting from the installation and/or removal of such machinery or equipment. If, whether in violation of this Lease or pursuant to Landlord's permission (which may be granted or withheld in Landlord's sole and absolute discretion), Tenant installs any "Underground Storage Tanks" (as defined herein) in the Premises of the Building Complex, Tenant shall, at its sole cost and expense, remove any such Underground Storage Tanks immediately upon the request of Landlord, the expiration or sooner termination of this Lease, or the order of any governmental authority, whichever occurs first. Notwithstanding any provisions of this Lease to the contrary, such Underground Storage Tanks shall at all times be and remain the property of Tenant. As used herein, the term "Underground Storage Tank" means any one or combination of tanks, including all pipes, sumps, valves and other equipment connected thereto, which are used for the storage of petroleum products, hydrocarbon substances or fractions thereof, or other Hazardous Materials, and which are located wholly or partially beneath the surface of the ground. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment.

     9.4 Except for "Tenant's Special Manufacturing Improvements" listed in the attached Exhibit "H", Tenant shall not, without the prior written approval of Landlord, make any additions, alterations, changes or improvements to the Premises or any portion thereof. Any request for approval of additions, alterations, changes or improvements (including Tenant's Special Manufacturing Improvements) shall be presented to Landlord in writing, accompanied by detailed drawings and specifications. If Tenant so requests, Landlord shall notify Tenant, in writing, at the time of Landlord's approval of such additions, alterations, changes or improvements, whether Landlord will require the removal of any such additions, alterations, changes or improvements upon the expiration or sooner termination of the Lease Term. Any such item for which Landlord so notifies Tenant that Landlord will not require to be removed are referred to herein as "Exempt Alterations." If Landlord has indicated that Landlord will require the removal of any additional alteration, change or improvement, Landlord may subsequently notify Tenant that Landlord will not require the removal of such item, in which event Tenant shall not (unless it has previously done so) remove such alteration, addition, change or improvement. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent for any non-structural additions, alterations, changes or improvements to the Premises which do not affect any building service equipment, and which, as to any particular integrated group of additions, alterations, changes or improvements, have a cost of less than Ten Thousand Dollars ($10,000). No addition, alteration, change or improvement shall be made which will weaken the structural strength, lessen the value of, interfere with, or make inoperable any portion of the Premises or the "building service equipment", or change the architectural appearance of the Premises. All approved additions, alterations, changes and improvements shall be made in workmanlike manner, in full compliance with all laws and ordinances applicable thereto. Except for any Underground Storage Tanks, which shall, at all times be and remain the property of Tenant, all such additions, alterations, changes and improvements shall become a part of the Premises, and become the property of Landlord when installed; and, unless Landlord shall require removal thereof as required pursuant to this Paragraph 9.4 or Paragraph 16.2, below, all such improvements, including all building service equipment improvements (but specifically excluding any Underground Storage Tanks), shall remain in and be surrendered as a part of the Premises upon the expiration or sooner termination of this Lease. Tenant shall furnish Landlord with a set of "as built" drawings which accurately set forth the nature and extent of improvements made by Tenant to the Premises. Tenant and any assignee or sublessee of Tenant shall obtain Landlord's prior written consent before any signs are installed on the Premises. Such signs shall remain the property of Tenant or any assignee or sublessee who installs the same and they shall be removed from the Premises at the expiration or sooner termination of the Lease Term. Any damage arising out of or resulting from the installation, placement or removal of such signs shall be repaired by Tenant as Tenant's sole cost and expense. The term "building service equipment" shall include, without limitation, equipment and property ordinarily necessary or convenient for the operation and utilization of a building, which are present in the Building Complex as of the Execution Date (other than the items purchased by Tenant from the previous tenant of the Building Complex, as described in the attached Exhibit I), or are installed in the Building Complex by Landlord as part of Landlord's Initial Improvement Work, together with any replacements of such items, such as heaters, air conditioners, solar panels, power panels, transformers, light fixtures, sprinklers, suspended ceilings, plumbing fixtures, walls, cabinets, shelving affixed to walls in office areas, doors, floor coverings, fixtures, fencing, paging systems, emission or pollution control facilities, security and alarm systems, dock levelers, and utility services such as gas, electricity, water, steam, telephone, sewer and other similar services used in connection with the foregoing items.
Building service equipment shall also include any related power installations, plumbing installations, pollution control installations, sprinkler installations, energy conservation installations, and security installations, including wiring, conduits, ducts, lines, pipes and meters for the transportation, distribution, measuring and/or disposal thereof. Building service equipment shall also include installations affixed to the Building which serve machinery and equipment, including, without limitation, air lines, conveyors, crane ways, dust collectors, paint booths, buss ducting, power panels and related power installations, but building service equipment shall not include any of Tenant's Special Manufacturing Improvements.

      9.5 Tenant shall have the right, without Landlord's prior approval, to install within the Premises Tenant's equipment, trade fixtures, furniture and furnishings (hereinafter collectively called "Tenant's Equipment"). Under no circumstances, however, shall Underground Storage Tanks be installed on the Premises. Tenant shall notify Landlord in writing and Tenant shall obtain Landlord's prior written approval before the installation of any heavy equipment, or heavy trade fixtures in the Premises, and prior to placing any load on the roof or attaching any load to the walls or the underside of the roof of any building. Tenant shall not place any load on the floor of any building in excess of the design load. Tenant shall not install any of Tenant's Equipment in such manner as to weaken the structural strength of the improvements on the Premises, interfere with, or make inoperable any portion of the Premises or the building service equipment. If Tenant makes any addition, alteration, change, or improvement to the Premises described in Paragraph 9.4 without Landlord's consent, or if Tenant installs any of Tenant's Equipment in violation of this Paragraph 9.5, then Tenant shall, upon receipt of written notice from Landlord, promptly correct such installations in such manner as Landlord shall reasonably require and direct, and Tenant shall reimburse Landlord, on demand and as additional rent, for all architect's, engineer's and legal fees incurred by Landlord in connection with such installations. If Tenant or any person with whom Tenant is engaged in business causes any damage to the Premises or the improvements, structural or otherwise, Tenant assumes all risk of such damage to any improvements and Tenant shall, upon demand, promptly repair all such damage to the reasonable satisfaction of Landlord. Tenant shall promptly repair any damage to the Premises arising from the installation, use, and removal of Tenant's Equipment; and Tenant shall restore the Premises to a clean and orderly condition and appearance, state of repair and operating order with all remaining improvements thereon in a good, safe, fully operable condition and in full compliance with all federal, state and local laws, rules, regulations and ordinances. If Tenant fails to perform any act or obligation required of Tenant under this Paragraph 9.5, Landlord shall have the right, but not the obligation, after ten (10) days' written notice to Tenant specifying the action required by Tenant, to enter upon the Premises and perform such act or obligation. In that event, Tenant agrees to pay Landlord, as additional rent within ten (10) days of receipt of Landlord's invoice, for all costs incurred by Landlord in performing Tenant's act or obligation, plus a single additional rent payment of fifteen percent (15%) of such cost.

      9.6 Landlord shall not be obligated to maintain or to make any repairs or replacements of any kind, nature or description whatsoever to the Premises or the Building Complex, except as specifically provided in this Lease.

      9.7 Tenant shall comply with and abide by all federal, state, county, municipal and other governmental statutes, ordinances, laws, and regulations affecting the Premises, the improvements thereon, the business to be conducted therein and thereon by Tenant, or any activity or condition on or in the Premises. Any and all "Hazardous Materials" (as defined herein) and their containers which are brought upon the Premises by, at the direction of, or with the consent or approval of Tenant shall, at all times, as between Landlord and Tenant, remain the property of Tenant. Tenant warrants that Tenant's business and all activities to be performed by Tenant in, on or about the Premises shall comply with such statutes, ordinances, laws and regulations; and Tenant agrees to change any such activity or install necessary equipment, safety devices, pollution control systems, or other installations at any time during the Lease Term to so comply therewith. Tenant acknowledges its understanding and awareness that the Building was constructed prior to 1979, and that some asbestos-containing materials may have been used in the construction of the Building. Tenant acknowledges its receipt of an "Asbestos Disclosure Letter" from Landlord, a copy of which is incorporated herein by reference. Tenant acknowledges its awareness that the release of asbestos fibers can present a serious health risk, and Tenant agrees that it shall not undertake any activities on the Premises which might disturb or release asbestos-containing materials without implementing appropriate safety procedures.

      9.8 Landlord has not, to its actual knowledge, received any request (written or otherwise) from any governmental agency or other entity for information or provided any notification to any such agency or entity, concerning releases of Hazardous Materials to or from, affecting or related to the Premises or the Building Complex and none of such property is the subject of any testing or other investigation which would require some remediation action to be taken pursuant to any applicable "Environmental Laws" (as hereinafter defined).

      9.9 Landlord has no actual knowledge of any prior or current use by any owner, tenant, or occupant of the Premises or the Building Complex, for the purpose of generating, treating, producing, storing, handling, transferring, processing, transporting, disposing or otherwise releasing Hazardous Materials, either on, in, from or about the Premises which (a) threatens to create, creates or causes a contamination or release of Hazardous Materials on or about the Premises, (b) creates any form of liability, civil or criminal, direct or indirect, due to such actual or threatened contamination or release, or (c) is in contravention of any Environmental Laws. Tenant represents that it does not have actual knowledge of any of the foregoing.

      9.10 To the actual knowledge of Landlord, no underground storage tanks are currently located on the Premises and Landlord has no actual knowledge that Underground Storage Tanks have ever been located on the Premises or the Building Complex.

      9.11 The term "Hazardous Materials" as used throughout the Lease shall mean any flammable, explosives, radioactive materials, hazardous wastes, petroleum products and their fractions friable asbestos or any material containing asbestos, toxic substances or related materials, including, without limitation, substances now or hereafter defined as "Hazardous Substances", "Hazardous Materials" or "Toxic Substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
Section 6901, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801, et seq.), any so-called "Superfund" or "Superlien" law or any other applicable federal, state or local law, common law, code, rule, regulation, ordinance, presently in effect or hereafter enacted (the aforedescribed laws, codes, rules, regulations or ordinances being referred to as "Environmental Laws"). As used in this Article IX, the term "actual knowledge" shall with respect to Landlord mean that none of the senior executive officers of Landlord with responsibility for marketing or property management, have actual personal knowledge of the facts in question.

      9.12 The Tenant agrees that it alone shall be responsible for complying with any and all Environmental Laws relating to, or applicable by reason of, the Tenant's use and occupancy of the Premises, including any and all costs and expenditures related to or necessitated by such compliance.

      9.13 Landlord agrees to indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for defense or settlement of claims, attorneys' fees, consultant, and expert fees, but specifically excluding consequential damages) arising during or after the Lease Term from or in connection with the migrations, presence, or discharge of Hazardous Materials in, on or affecting the Premises prior to the Execution Date of this Lease (or released or discharged by Landlord after the date of this Lease), unless the Hazardous Materials are present as a result of negligence, willful misconduct, or other acts of Tenant, Tenant's agents, employees or contractors (the "Preexisting Environmental Conditions").
Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state, or local agency or political subdivision, unless the Hazardous Materials are present as a result of the negligence, willful misconduct, or other acts of Tenant, Tenant's agent, employees or contractors.

      9.14 Tenant agrees to indemnify, defend and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for defense or settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the Lease Term from or in connection with the migration, presence, suspected presence or discharge of Hazardous Materials in, on or affecting the Premises, as a result of Tenant's activities on the Premises. Without limitation of the foregoing this indemnification shall include any and all costs incurred due to any investigation less of the site or any cleanup, remediation removal, or restoration mandated by a federal, state, or local agency or political subdivision, as a result of Tenant's activities on the Premises. The provisions of this Paragraph 9.14, above and Paragraphs 9.7, 9.12 and 9.13 above shall survive the expiration or sooner termination of this Lease.

      9.15 Tenant shall immediately notify Landlord of Tenant's receipt of any notice, citation or other communication received by Tenant relating to the presence, storage, use or release of any Hazardous Materials in, on or about the Premises which could reasonably be expected to materially and adversely affect the Premises or the Building Complex. Tenant shall, each year during the Lease Term, deliver to Landlord a copy of the "business plan" prepared by Tenant for the Premises pursuant to the requirements of California Health and Safety Code Section 25500 ET. SEQ. Prior to the Execution Date of this Lease, Tenant shall provide Landlord with a copy of Tenant's business plan for its facility located at 2750 West Lomita Boulevard, Torrance, California 90509-2883, together with such other information as Landlord may reasonably request in order for Landlord to assess the risks to Landlord relating to Tenant's proposed use of Hazardous Materials on the Premises.


                                   ARTICLE X
                      INSPECTION OF PREMISES BY LANDLORD

      10.1 Tenant agrees that Landlord and the authorized representatives of Landlord shall have the right, upon reasonable notice to Tenant (determined in light of then-prevailing facts and circumstances) to enter the Premises at all reasonable times during usual business hours, or at any time in the case of an emergency, for the purpose of
(a) inspecting same; and (b) making such repairs or reconstruction to the Premises or the Building Complex required by or permitted to be made by Landlord, and (c) determining whether Tenant is in compliance with the provisions of this Lease relating to Hazardous Materials. Nothing herein shall imply any duty of Landlord to do any work which, under the provisions of this Lease, Tenant is required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work on the Premises, keep and store upon the parking area of or within the Premises, all necessary materials, tools and equipment. Landlord shall not in any event be liable for any inconvenience, annoyance, disturbance, loss of business, or other damage sustained by Tenant while making such repairs or the performance of any such work on the Premises or the Building Complex, or on account of bringing materials, supplies and equipment into or through the Premises or the Building Complex during the course thereof, but Landlord agrees to use reasonable efforts to avoid causing any unnecessary inconvenience, annoyance or disturbance. In the event Landlord makes any repairs or maintenance which Tenant has failed to do or perform, the cost thereof plus an overhead allowance of fifteen percent (15%) of such cost shall constitute additional rent and shall be paid to Landlord within ten (10) days of receipt of Landlord's invoice.

      10.2 Landlord is hereby given the right upon reasonable prior notice to Tenant to enter the Premises during usual business hours to exhibit the Premises for purposes of sale or mortgage, and during the last six (6) months of the Lease Term to exhibit the same to any prospective tenant.


                                  ARTICLE XI
                               MECHANICS' LIENS

      11.1 Tenant covenants and agrees to keep all of the Premises and the Building Complex free and clear of and from any and all mechanics', materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished or to be used in or about the Premises or the Building Complex for or in connection with any operations of Tenant, any alterations, improvements, repairs or additions, which Tenant may make or permit or cause to be made, or any work or construction by, for or permitted by Tenant on or about the Premises or the Building Complex; and at all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Tenant shall save and hold Landlord, the Premises and the Building Complex free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Tenant, or any subtenant, assignee or other occupant of the Premises covenants and agrees to give Landlord written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvements or repair to the Premises in order that Landlord may post an appropriate notice of Landlord's non-responsibility.

      11.2 No mechanics' or materialmen's liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Tenant shall in any way or to any extent affect the interest or rights of Landlord in any buildings or other improvements in the Building Complex, or attach to or affect Landlord's title to or rights in the Premises or the Building Complex.

     11.3 Tenant shall have the right to contest any mechanic's lien or other lien claim filed against the Premises or the Building Complex provided that Tenant gives Landlord written notice of such contest, Tenant diligently prosecutes such contest, at all times effectually stays or prevents any official or judicial sale of the Premises and the Building Complex under execution or otherwise, and pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien and thereafter procures record satisfaction or release thereof. If requested in writing by Landlord, Tenant shall furnish to Landlord a surety bond issued by a surety company acceptable to Landlord in an amount not less than one and one-half times the amount of any such mechanic's lien or other lien claim filed against the Premises or the Building Complex.

                                ARTICLE XII
                      DAMAGE OR DESTRUCTION OF PREMISES

     12.1 In the event the Building Complex or the Premises are damaged or destroyed, then so long as the cost of repairing such damage or destruction is covered by insurance policies carried by Landlord (except for deductible amounts), Landlord shall repair and restore such improvements then owned by Landlord to their condition prior to said damage or destruction, and this Lease shall continue in full force and effect. The proceeds of insurance maintained pursuant to Paragraph 8.1 which are paid to Landlord shall be utilized by Landlord to defray the cost and expense of repairing and rebuilding the Premises and the Building Complex.

     12.2 In the event the buildings or other structures within the Building Complex or the Premises are damaged or destroyed, and the cost of repairing such damage or destruction is not covered by insurance policies carried by Landlord, Landlord will be responsible for rebuilding the Premises so long as the uninsured cost of repairing such damage or destruction does not exceed Five Hundred Thousand Dollars ($500,000.00). If the uninsured cost of repairing such damage or destruction exceeds Five Hundred Thousand Dollars ($500,000.00), Landlord shall have the right, at its election, to either rebuild the Premises, or to terminate this Lease. However, if Tenant so desires, Tenant may prevent termination of the Lease pursuant to this Paragraph 12.2 by agreeing to pay the amount by which the uninsured cost of repairing such damage or destruction exceeds Five Hundred Thousand Dollars ($500,000.00). Notwithstanding any other provisions of this Lease, in the event of any damage or destruction occurring in the last two (2) years of the Lease Term which is not covered by insurance policies carried by Landlord, Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant, which notice shall be given within thirty (30) days of the date of occurrence of such damage or destruction.

     12.3 In the event of damage or destruction of the Premises, or any portion thereof, the Minimum Rent and Operating Expenses payable by Tenant pursuant to the provisions of Paragraph 4.1 shall abate, in the proportion that the part of the Premises rendered unusable to Tenant bears to the whole thereof, from the date of the damage or destruction through the time required by Landlord to repair and rebuild the Premises, but only to the extent to which Landlord receives reimbursement for such abatement pursuant to the rental value insurance maintained under Paragraph 8.1 of this Lease. Except for abatement of such Minimum Rent and Operating Expenses, if any, Tenant shall have no claim against Landlord by reason of any damage, destruction, repair or rebuilding of the Premises.

     12.4 Upon the occurrence of any damage or destruction to the Building Complex or the Premises, Landlord shall, within thirty (30) days following the date of occurrence of such damage or destruction, provide to Tenant a written notice of Landlord's reasonable and good faith estimate of the time required to complete the repair and restoration of the Premises ("Landlord's Time Estimate"). If Landlord reasonably estimates that such repair and restoration will take more than one hundred eighty (180) days to complete (measured from the date of issuance of necessary building permits for the repair and restoration work) either Landlord or Tenant may elect to terminate this Lease upon written notice to the other, which notice shall be given, if at all, within fifteen (15) days following Tenant's receipt of Landlord's Time Estimate. Once notice has been delivered, the fifteen (15) day response period has expired and repair and restoration work has commenced, neither party shall have the right to terminate this Lease as a result of the occurrence of such damage or destruction. If Tenant elects to terminate this Lease as a result of such damage or destruction, Tenant will be required to reimburse Landlord for Landlord's unamortized brokerage commissions and Tenant Improvement Expenditures in the initial aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000.00). This amount shall decrease by Six Thousand Two Hundred Fifty Dollars ($6,250.00) per month for each full month of the Lease Term for which Tenant has paid Minimum Rent and other charges to be paid by Tenant pursuant to the terms of the Lease.

     12.5 If the Building Complex or the Premises is damaged or destroyed, either partially or totally, during the last year of the Lease Term, Landlord or Tenant may, at such party's option, cancel and terminate the Lease as of the date of the occurrence of such damage by giving written notice to the other party of the electing party's election to terminate, within thirty (30) days after the date of occurrence of such damage. Provided, however, that if Tenant possesses an option to extend the Lease Term in the time within which Tenant may exercise such option has not expired, and if Tenant validly exercises such option within twenty (20) days after the occurrence of such damage or destruction, then Landlord shall not have the right to terminate this Lease pursuant to this Paragraph 12.5. In such event, the repair and restoration of the Premises shall be governed by the other applicable provisions of this Article XII.

     12.6 Tenant waives the provisions of any statutes which relate to termination of leases when the Premises are destroyed; and Tenant agrees that such event shall be governed by the terms of this Lease and not by any such statute.

                                ARTICLE XIII
                               CONDEMNATION

     13.1 If title to all or any portion of the Premises or the Building Complex shall be taken by any public of quasi-public use or authority under any statute or by right of eminent domain, or by private purchase in lieu thereof, then the rights of the parties to share in the condemnation award or purchase price thereby resulting shall be governed by the provisions of this
Article XIII.

     13.2 Should all or such portion of the Premises or the Building Complex be taken in such a manner as to materially interfere with Tenant's use and occupancy thereof, then this Lease shall terminate as of the date that possession of said Premises or part thereof shall be taken. Landlord shall be entitled to (a) any amount paid for the taking of Landlord's fee interest in the Building Complex, (b) any severance damages included in the award, (c) any amount paid for the taking of the

Premises except that paid for any improvements made to the Premises by Tenant which remain the property of Tenant, and (d) any amount which represents the present worth of rent payments to be made in the future under the provisions of this Lease; and none of Landlord's interests in the above shall be subject to any diminution or appointment whatsoever. Tenant shall be entitled to compensation paid under condemnation for the taking of any improvements made to the Premises by Tenant which remain the property of Tenant.

     13.3 In the event of a partial taking of the Premises or the Building Complex which does not materially interfere with Tenant's continued use and occupancy of the Premises and there remains sufficient of the Premises for the continued use of Tenant, then this Lease shall terminate only as to the part so taken, as of the date that possession of such part of the Premises is taken, and the Minimum Rent and Operating Expenses herein provided for shall be reduced in proportion as the square footage of building floor area taken bears to the total building floor area existing before such taking. In the event of a partial taking, Landlord agrees to replace or repair the Building Complex to its condition as existed when the Lease Term commenced, and without regard to improvements made by Tenant, by reinstalling, plumbing, electrical, wiring, walls and paving, if necessary, so that said Building Complex shall be completely operable and an integral whole, but at a cost to Landlord not to exceed the condemnation award received by Landlord. In the event of such partial taking, Landlord shall be entitled to receive all amounts described in the second sentence of Paragraph 13.2; and none of Landlord's interest in the above shall be subject to any diminution or apportionment whatsoever. Tenant shall be entitled to compensation paid under condemnation for the taking of any improvements made to the Premises by Tenant which remain the property of Tenant.

     13.4 Landlord and Tenant agree to execute all documents and assignments necessary to carry out this Article XIII in the event of condemnation or purchase in lieu thereof.

                              ARTICLE XIV
                     USE OF PREMISES - ASSIGNMENTS

     14.1 Tenant shall have the right to use the Premises for manufacturing, warehousing and general office purposes in compliance with all applicable laws and regulations, including, without limitation, environmental laws and laws relating to Hazardous Materials; and Tenant agrees such use shall comply with all applicable laws and regulations in effect when this Lease Term commences and as may be amended or newly enacted during the Lease Term. Tenant shall not use the Premises for the retail sale of property.
Tenant shall not conduct nor permit to be conducted any auction or auction sale at the Premises. Tenant's use of the Premises is subject to limitations imposed by the Watson Industrial Center Performance Standards attached hereto as Exhibit "A" and the limitations contained in this Lease.

     14.2 Tenant shall not transfer, assign, sublet, mortgage or otherwise hypothecate this Lease, or Tenant's interest in and to the Premises, nor enter into any license or concession agreements with respect thereto, without first procuring the written consent of Landlord. Any such attempted or purported transfer, assignment, subletting, mortgage or hypothecation, or license or concession agreement (collectively "Transfer") without Landlord's prior written consent shall be void and of no force and effect, and shall not confer any interest or estate in the purported transferee (the "Transferee") and shall, at Landlord's option, constitute an incurable default under this Lease. Landlord agrees that, in the event of a proposed Transfer to an

"Affiliate" (as defined herein), Landlord will not withhold its consent to such Transfer so long as (i) such Affiliate's use of the Premises is in conformance with Paragraph 14.1; (ii) such Affiliate's use of the Premises will not result in any material increase in the potential risk to Landlord arising out of or relating to Hazardous Materials; and (iii) such Transfer will not cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Internal Revenue Code. As used herein, the term "Affiliate" shall mean any corporation for which fifty percent (50%) or more of the voting stock (i) is owned by Tenant; or (ii) is owned, directly or indirectly, by a corporation owning more than fifty percent of the voting stock of Tenant. Any transfer of stock or other ownership interest of Tenant which is made with the purpose or principal intent of circumventing the Transfer restrictions imposed under this Article XIV shall be deemed to be a Transfer requiring Landlord's consent. The consent of Landlord required hereunder shall not be unreasonably withheld; however, a condition precedent to any consent to a Transfer shall be Tenant's agreement to pay to Landlord as rent any costs and expenses incurred by Landlord for review and consultation by Landlord's legal counsel, securing credit reports, administrative overhead and the like. Notwithstanding the foregoing, Landlord and Tenant agree that, in determining whether to reasonably consent to a proposed transfer, Landlord may consider, among other things, any or all of the following factors:

          14.2.1 The reputation of the Transferee (including any principals, partners or shareholders of such assignee, subtenant to Transferee), including, without limitation, the Transferee's reputation for dishonesty, criminal conduct or unethical business practices;

          14.2.2 The financial capacity of the proposed Transferee to perform its obligations under this Lease;

          14.2.3 Whether the business experience and quality of business operations of the proposed Transferee is comparable to that of Tenant;

          14.2.4 The credit history of the proposed Transferee;

          14.2.5 The intended use of the Premises by the proposed Transferee, and Landlord's assessment of the impact of such use upon the Premises and neighboring properties;

          14.2.6 Whether the proposed Transferee's use of the Premises will involve the generation, storage, use, treatment or disposal of any Hazardous Materials, or will in any way increase any potential risk or liability to Landlord arising out of or relating to Hazardous Materials.

     14.3 Notwithstanding any permitted Transfer, Tenant shall at all times remain directly, primarily or fully responsible and liable for the payment of rent and for compliance with all obligations under the terms, provisions and covenants of this Lease. All Transfer agreements shall expressly provide that, in the event of a default by Tenant under this Lease, the Transferee covenants and agrees with Landlord, contemporaneously with receipt of written notice from Landlord that Tenant is in default of this Lease, and for so long as such default continues, but not for a period of time in excess of the term of the Transfer, to accept Landlord as Landlord of Transferee, to attorn to Landlord as Landlord, to thereafter perform all duties and responsibilities under the Transfer agreement directly to Landlord for Land-lord's sole benefit, and to cure any default of Tenant under this Lease. Upon the occurrence of any default by Tenant, if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such subtenant all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Any sale, assignment, transfer or hypothecation of Tenant's interest under this Lease, and any proposed subletting or occupancy of the Premises not in compliance with this
Article XIV shall be void and shall, at the option of Landlord exercisable by notice to Tenant, terminate this Lease.

         14.4 Should Tenant desire to make a Transfer of the Premises, Tenant shall give not less than thirty (30) days' prior written notice thereof to Landlord setting forth the name of the proposed Transferee, the term, use, rental rate and other relevant particulars of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed Transferee will not use, store or dispose of any Hazardous Materials in or on the Premises or the Building Complex, and that the proposed Transferee will immediately occupy and thereafter use the Premises for the entire term of the Lease or the sublease (as the case may be). Such notice shall be accompanied, in the case of a sublease, by a copy of the proposed sublease, and in the case of any Transfer, any documents or financial information Landlord may require in order to make a determination as to the suitability of the Transferee.

         14.5 Landlord shall have the right to condition its consent to any subletting or assignment upon payment by Tenant to Landlord of fifty percent (50%) of all "Transfer Consideration" (as defined herein) received or to be received, directly or indirectly, by Tenant on account of such subletting or assignment. Notwithstanding the foregoing, no Transfer Consideration shall be payable to Landlord in connection with a Transfer by Tenant to an Affiliate. In no event shall Tenant's monetary obligations to Landlord, as set forth in this Lease, be reduced as a result of any subletting or assignment. Such Transfer Consideration shall be paid to Landlord at the same time or times as the same is paid to or used by Tenant. "Transfer Consideration" shall mean (i) in the case of a sublease, any consideration paid or given, directly or indirectly, by the sublessee to Tenant pursuant to the sublease for the use of the Premises, or any portion thereof (after subtracting therefrom actual and reasonable attorneys' fees and brokerage commissions, costs of tenant improvements, costs of environmental studies and other economic concessions made to the sublessee or incurred by Tenant in connection with such sublease), over and above the rent, however denominated, in this Lease, payable by Tenant to Landlord for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by Tenant to Landlord under this Lease if less than all of the Premises is sublet, and
(ii) in the case of an assignment, the gross amount of any consideration paid or given, directly or indirectly, by the assignee to Tenant in exchange for entering into the assignment. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold its consent to any of the following (i) any subletting or assignment of the Premises or this Lease on any basis such that the rent or other amounts to be paid by the sublessee or assignee thereunder would be based, in the whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) any sublease or assignment under circumstances in which Tenant would furnish or render any services to the sublessee or assignee or operate the Premises so subleased or assigned; (iii) any sublease or assignment of the Premises or this Lease to any person that

Tenant or Landlord owns, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code
[the "Code"]), provided, however, that the restriction contained in this item
(iii) shall not apply to an assignment of this Lease to an Affiliate of Tenant if no Transfer Consideration arises and if Landlord does not own, directly or indirectly (as described above), an interest in such assignee; or (iv) any sublease or assignment of the Premises or this Lease in any other manner (other than a sublease of substantially all or less than substantially all of the Premises, regardless of whether Landlord will receive any Transfer Consideration as a result of such sublease) which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

         14.6 In addition to Landlord's right of approval pursuant to Paragraph 14.2, above, and Landlord's right to share in Transfer Consideration pursuant to Paragraph 14.5, above, Landlord shall have the option, in the event of any proposed Transfer (other than a transfer to an Affiliate), to cancel this Lease as to the affected portion of the Premises as of the effective date of the Transfer set forth in Tenant's notice. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written request. Upon any such cancellation, Tenant shall pay to Landlord all amounts, as estimated by Landlord, payable by Tenant to such termination date with respect to that portion of any obligations, costs or charges which are the responsibility of Tenant under this Lease and allocable to the affected portion of the Premises. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other with respect to the affected portion of the Premises, except with respect to obligations or liabilities which have accrued as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed for the expiration of the Lease Term, or Extended Term, as the case may be). Without limitation, Landlord may lease the affected portion of the Premises to the prospective Transferee, without liability to the Tenant. Landlord's failure to exercise said cancellation right as herein provided shall not be construed as Landlord's consent to the proposed Transfer.

         14.7 If the Lease is assigned to any person or entity pursuant to the provisions of the "Revised Bankruptcy Act" (Title 11 of the United States Code; 11 U.S.C. Section 101 et seq.), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Revised Bankruptcy Act. Any and all monies or other considerations constituting Landlord's property under this Article XIV not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

         14.8 Landlord shall have the right to sell, transfer, delegate or assign any of its rights or obligations under this Lease, but Landlord shall not assign its obligations to Tenant under this Lease unless Landlord simultaneously assigns its ownership interest in the Building Complex to the same party.

                                      ARTICLE XV
                                   EVENT OF DEFAULT

         15.1  Tenant shall be in default under this Lease if:

              15.1.1 Tenant shall fail to make any payment of Minimum Rent, Operating Expenses, any additional rent payable hereunder, or any other monetary obligation required of Tenant under this Lease (including, without limitation, restoration of any security deposit as required under this Lease) and such failure shall continue for three (3) days after Tenant's receipt of written notice from Landlord that said rent or monetary obligation is due and payable as provided in this Lease; or

              15.1.2 Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed, and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given to Tenant written notice specifying such neglect or failure (provided, however, that if the performance or observance of any such covenant reasonably requires more than thirty (30) days to perform, Tenant shall not be in default under this Lease as a result of its failure to perform or observe any such covenant within such (30) day period so long as Tenant has commenced the actions necessary to perform or observe such covenant within such thirty (30) day period, and is diligently pursuing such cure to completion); or

              15.1.3 Tenant shall abandon the Premises and such abandonment shall continue for a period of fourteen (14) consecutive days during which Minimum Rent for the Premises has remained unpaid.

         15.2 In the event of any default by Tenant, and without any further notice or demand, Landlord shall have the right at Landlord's election, then or at any time thereafter, to:

              15.2.1 Terminate this Lease, which shall terminate Tenant's right to the use, occupancy and possession of the Premises, and Tenant shall immediately surrender possession of the Premises to Landlord; or

              15.2.2 Re-enter and take possession of the Premises or any part thereof as provided by law, in which event this Lease shall terminate effective when Landlord takes possession; or

              15.2.3 Continue this Lease in effect and enforce any or all rights and remedies of Landlord under this Lease, including the right to recover Minimum Rent, additional rent and charges equivalent to rent (sometimes collectively referred to herein as "rent") as they become due under this Lease, for so long as Landlord does not terminate Tenant's right to possession of the Premises; or

              15.2.4    Seek any legal or equitable relief permitted by law.

         15.3  If Landlord terminates this Lease as provided in subparagraphs
15.2.1 or 15.2.2 hereof, Landlord shall have the right to recover from Tenant:

              15.3.1 The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; and

              15.3.2 The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

              15.3.3 The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

              15.3.4 Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's breach or which in the ordinary course of things would be likely to result therefrom; such as, the cost of recovering possession of the Premises, expenses of reletting including attorney's fees and any real estate commissions paid or payable, necessary repair, restoration, renovation, or alteration of the Premises, and care and safekeeping of the Premises.

                        "The worth, at the time of the award," as used in subparagraphs 15.3.1 and 15.3.2 of this paragraph, is to be computed by allowing interest at the Lease Interest Rate in effect when each installment of rent referred to in said subparagraphs became payable. "The worth, at the time of the award," as referred to in subparagraph 15.3.3 of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

     15.4 If Tenant shall breach this Lease and abandon the Premises, this Lease shall continue in full force and effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and Landlord may enforce all of its rights and remedies under this Lease, including but not limited to the right to recover rent and charges equivalent to rent as they become due under this Lease. For the purposes of this Paragraph 15.4 and Paragraph 15.2, the following acts by Landlord shall not constitute a termination of Tenant's right to possession of the Premises: (i) maintenance or preservation of the Premises, (ii) efforts to relet the Premises, or (iii) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under the Lease.

     15.5 In the event Landlord re-enters and takes possession of the Premises, Landlord may at Landlord's option require Tenant to remove from the Premises any of Tenant's property located therein. If Tenant fails to do so, Landlord shall not be responsible for the care or safekeeping thereof and may remove any of the same from the Premises and place the same in storage in a public warehouse at the cost, expense and risk of Tenant with authority to the warehouseman to sell the same in the event that Tenant shall fail to pay the costs of transportation and storage, all in accordance with the rules and regulations applicable to the operation of a public warehouseman's business. Any refusal by a public warehouseman to accept personal property located in the Premises upon such condition shall be conclusive evidence that the same is of no substantial value, and shall be an unconditional warrant to Landlord for disposing of the same in any manner Landlord may see fit, and without accountability for any alleged value thereof. In addition, Landlord may, at Landlord's election, dispose of said property pursuant to the provisions of Sections 1980 through 1991 of the California Civil Code. In any and all such cases of re-entry, Landlord may make any repairs in, to or upon the Premises which may be necessary, desirable or convenient, and Tenant hereby waives any and all claims for damages which may be caused or occasioned by such reentry or any of the aforesaid acts of Landlord or by reason of any loss or destruction or damage to any property in or about the Premises or any part thereof.

     15.6 Tenant further covenants and agrees that if Landlord fails or neglects for any reason to take advantage of any of the terms hereof provided for the termination of this Lease or for the termination or forfeiture of the estate hereby leased, or if Landlord, having the right to declare this Lease terminated or the estate hereby leased terminated or forfeited, shall fail to do so, any such failure or neglect of Landlord shall not be or be deemed or be construed to be a waiver of any provisions for the termination of this Lease continuing to exist or for the termination or forfeiture of the estate hereby leased subsequently arising, or as a waiver of any of the covenants, terms and conditions of this Lease or of the prompt performance thereof by Tenant. None of the covenants, terms or conditions of this Lease can be waived by conduct of the parties or by estoppel; any claim or waiver must be in writing and signed by the party entitled to the benefit thereof.

                                   ARTICLE XVI
                              SURRENDER OF PREMISES

    16.1 Upon the termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture, or otherwise, Tenant shall immediately surrender possession of the Premises (excepting those improvements which Landlord shall have required Tenant to remove therefrom pursuant to Paragraph 9.3 hereof) to Landlord in a clean and orderly condition and appearance, state of repair and operating order, and with all such improvements thereon in a good, safe, fully operable condition, and in full compliance with all Federal, State and local laws, rules, regulations and ordinances (including, without limitation, any laws, rules, regulations and ordinances relating to Hazardous Materials, except to the extent relating to Pre-existing Environmental Conditions) and each provision of this Lease, including without limitation the provisions of Article IX hereof. If possession is not immediately surrendered, Landlord may, with process of law, enter the Premises and repossess the same and expel Tenant or any subtenant or occupant therefrom. Landlord shall hold the Premises after any such re-entry free of any right, privilege or estate of Tenant and without any duty or obligation to Tenant in respect of any subsequent reletting or disposition of the Premises. If Tenant's business operations on the Premises or uses of the Premises involve any generation, storage, use, treatment or disposal of any Hazardous Material, Tenant shall be responsible for removing any such Hazardous Materials from the Premises and the Building Complex and for decontaminating the Premises and the Building Complex and any neighboring properties affected by such Hazardous Materials.

     16.2 Upon the termination of this Lease, Tenant, if not in default hereunder at the time, shall have the right to remove, and if directed so to do by Landlord shall remove, from the Premises, all of Tenant's machinery, equipment (excluding building service equipment), trade fixtures, signs, furniture, furnishings, supplies and inventory then installed or in place in, on or about the Premises or the Building Complex (except that Tenant shall not be required to remove any Exempt Alterations). Except as hereinafter expressly set forth, such removal shall be completed prior to the expiration or earlier terminations of this Lease. Tenant shall make all repairs to the Premises or the Building Complex required because of such removal and Tenant shall restore the Premises and the relevant portion of the Building Complex to their condition as existed when the Lease Term commenced. If this Lease shall terminate at any time other than the time herein fixed as the expiration of the Lease Term, and occurring not due to a default by Tenant, then Tenant, if not in default hereunder at the time, shall have a reasonable time thereafter to effect the removal of the foregoing items, not to exceed sixty (60) days. Tenant shall pay Minimum Rent and items designated in this Lease as additional rent to Landlord on a per diem basis during the time such removal is taking place.

     16.3 If any of Tenant's machinery, equipment, trade fixtures, signs, furniture, furnishings, supplies and inventory remain on the Premises after the end of the term hereof or time allowed to remove the same, such property of Landlord without any claim therein of Tenant should Landlord so elect.

     16.4 Upon termination of this Lease, Tenant shall surrender the Premises and the relevant portion of the Building Complex in a "broom-clean" condition, with all refuse and debris removed therefrom, and with all electrical, plumbing, heating and air conditioning installations in a good, safe and fully operable condition, and prior to such termination, Tenant shall fill or repair any holes or openings made by Tenant in the walls, roof or floor of the building, remove any protuberance, and perform any maintenance or repairs required of Tenant by this Lease. Nothing contained in this Paragraph 16.4 shall be deemed to limit Tenant's repair and maintenance obligations pursuant to Article IX of this Lease. If directed so to do by Landlord, Tenant shall also remove any improvements, additions or alterations made to the Premises or the Building Complex by Tenant (other than Exempt Alterations) and thereafter restore the Premises and the Building Complex to their original condition, even though such improvements by the terms of this Lease become a part of the Premises and the property of Landlord.

                                 ARTICLE XVII
                          DELAYS -- EXTENSIONS OF TIME

     17.1 The time within which Landlord or Tenant is obligated herein to construct, repair or rebuild any building, improvement or other structure shall be extended and the performance excused when the delay is occasioned by the other party (such as failure to promptly give required approvals, or installation of machinery and equipment during construction which interferes with or delays the contractor); or by strikes, threats of strikes or lockouts; blackouts, war, threats of war, bombing, insurrection, riot or invasion; acts of God, calamities, civil commotions, violent action of the elements or fire; action, inaction or delayed action of any governmental agency; regulations or laws of any national, state or local governmental authority; unavailability of materials at reasonable prices, delays in delivery of materials by suppliers to weather conditions which impair or delay construction; or other matters or things, whether similar or dissimilar to the foregoing, beyond the reasonable control of the obligated party. Delayed action by a governmental agency shall be deemed to occur if a building permit is not issued within forty-five (45) days after drawings, specifications, and engineering calculations for such permit are filed for plan check with such governmental agency.

                                 ARTICLE XVIII
                   ATTORNEYS' FEES AND DISPUTE RESOLUTION

     18.1 In the event that either Landlord or Tenant brings any action or proceeding against the other for possession of the Premises or for the recovery of any sum due hereunder, or because of the breach of any covenant, condition or provisions hereof, or for any other relief against the other, declaratory or otherwise, including appeals therefrom, and whether being an action based upon a tort or contract, then the prevailing party to this Lease in any such proceeding shall be paid reasonable attorneys' fees and costs of such action or proceeding which shall be enforceable whether or not such action or proceeding, is prosecuted to final judgment, and including an allowance for reasonable attorneys' fees for appeals and rehearings. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any such lawsuit shall be entitled to its attorneys' fees incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease. Should Landlord be made a party to any suit or proceeding brought by a third party, arising by reason of Tenant's use or occupancy of the Premises and not being a dispute essentially between Landlord and Tenant, then Tenant shall defend Tenant and Landlord therein, at Tenant's sole cost and expense, and shall hold Landlord free and harmless from any claim, loss, liability, duty or obligation therein, including any reasonable attorneys' fees of Landlord.

     18.2 At the election of either Landlord or Tenant, either party shall have the right to have any dispute arising under this Lease heard by a reference procedure pursuant to the provisions of California Code of Civil Procedure Section 638 ET. SEQ., for a determination to be made which shall be binding upon the parties as if tried before a court or jury. Notwithstanding the foregoing, any action to recover possession of the Premises as a result of a default by Tenant shall be brought and maintained pursuant to the provisions of California Code of Civil Procedure Sections 1159 ET. SEQ., and the provisions of this Paragraph 18.2 shall not apply to any such actions. The parties agree specifically as to the following:

          (a) Within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding and judgment thereon. If the parties are unable to agree upon a referee, either party may seek to have one appointed, pursuant to California Code of Civil Procedures, Section 640, by the presiding judge of the Los Angeles County Superior Court. The venue for any judicial reference heard pursuant to this Paragraph 18.2 shall be Los Angeles County.

          (b) The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceeding shall initially be borne equally by the parties. However, the prevailing party in such proceeding shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages an/or recoverable costs.

          (c) If a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.

         (d) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

         (e) The referee's decision under California Code of Civil Procedure, Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

         (f) The parties agree that any such dispute shall be decided as soon as practicably possible. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee, but in no event shall the date of the hearing be later than one hundred twenty (120) days after the date of the service or demand.

         (g) The referee shall have the power to award damages and all other relief in the event of a violation of any of the provisions of this Lease which are to be resolved pursuant to this Paragraph 18.2.

                                  ARTICLE XIX
                                STATEMENT OF LEASE

     19.1  Tenant agrees at any reasonable time and upon not less than ten
(10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, in full force and effect as modified and stating modifications), and the dates to which rent or other sums have been paid in advance, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee, assignee, or beneficiary. Tenant shall also deliver to Landlord, upon Landlord's written request, the latest annual or quarterly report for Teledyne, Inc. (or the current audited financial statements of any assignee of Tenant, if this Lease is assigned to any party other than an Affiliate).

                                  ARTICLE XX
                         RIGHTS RESERVED BY LANDLORD

     20.1 Landlord expressly reserves all rights in and with respect to the Premises and the Building Complex which are not inconsistent with Tenant's use of the Premises as provided in this Lease, and which do not unreasonably interfere with Tenant's use or occupancy of the Premises, including (without in any way limiting the generality of the foregoing) all rights to the subsurface of the land more than five (5) feet below ground level, except where building improvements extend more than five (5) feet below ground level; and all rights to the airspace more than ten (10) feet above the roof of any building; and the rights to enter upon the Premises and the Building Complex for itself or to give easements to others for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, oil, gas, sewer drainage, and other pipe lines, and telephone, electric, power, television and other lines, cables and conduits as Landlord may deem desirable in connection with the development or use of any other property in the neighborhood of the Premises and the Building Complex, whether owned by Landlord or not, all of which pipelines, lines and conduits shall be buried to a sufficient depth or raised to a sufficient height to as not to interfere with the use or stability of the Premises.

                                 ARTICLE XXI
                         COVENANT OF QUIET ENJOYMENT

     21.1 Landlord does hereby covenant, promise and agree to and with Tenant with Tenant, for so long as it is not in default hereof and is in compliance with all of the terms and conditions of this lease, shall and may at all times peaceable and quietly have, hold, use, occupy and possess the Premises throughout the term of this Lease, subject to all of the terms and conditions of this Lease, without any molestation or eviction by Landlord or any persons claiming by or through Landlord.

                                     ARTICLE XXII
                                     RECORDATION

         22.1 Neither this Lease nor a short form of memorandum of this Lease shall be recorded in the office of any county recorder without Landlord's express written consent which may be granted or withheld by Landlord in its sole and absolute discretion. In the event of any such recordation (unless such recordation is requested or required by Landlord), Tenant shall be solely responsible for any documentary transfer taxes or other taxes relating to or arising out of any such recordation.

                                    ARTICLE XXIII
                                    SUBORDINATION

         23.1 Subject to Landlord's obtaining and providing to Tenant a "non-disturbance agreement" as provided in Paragraph 23.2, below, this Lease and Tenant's rights hereunder are and will remain subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part (the "Property"), and to all increases, renewals, modifications, consolidations, replacements, and extensions thereof (collectively referred to as the "Mortgage"). If the holder of a mortgage becomes the owner of the Property by reason of foreclosure or acceptance of a deed in lieu of foreclosure, at such holder's election tenant will be bound to such holder or its successor-in-interest under all terms and conditions of this Lease, and Tenant will be deemed to have attorned to and recognized such holder or successor as Landlord's successor-in-interest for the remainder of the Lease Term or any extension thereof. The foregoing is self-operative and no further instrument of subordination and/or attornment will be necessary unless required by Landlord or the holder of a Mortgage, in which case Tenant will, within ten (10) days after written request, execute and deliver without charge any documents reasonably required by Landlord or such holder in order to confirm the subordination and attornment set forth above. Should the holder of a Mortgage request that this Lease and Tenant's rights hereunder be made superior, rather than subordinate, to the Mortgage, then Tenant will, within ten (10) days after written request, execute and deliver without charge such agreement as may be reasonably required by such holder in order to effectuate and evidence such superiority of the Lease to the Mortgage.

         23.2 If Tenant fails to execute and deliver any documents as and when required above, such failure will constitute a default under this Lease, entitling the Landlord to the same rights and remedies as if such default were with respect to non-payment of Minimum Rent. With respect to each Mortgage that may encumber the Property at or after the commencement of the Lease term, Landlord agrees that promptly following its receipt of written request by Tenant, Landlord will obtain from the holder of the Mortgage, at Landlord's expense, a "non-disturbance agreement," in a commercially reasonable form. The term "non-disturbance agreement" as used herein means, in general, an agreement that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such holder acquires title to the Property by reason of foreclosure proceedings or acceptance of a deed in lieu of foreclosure, provided that Tenant attorns to such holder in accordance with such holder's requirements.

                                     ARTICLE XXIV
                                     HOLDING OVER

         24.1 If Tenant remains in possession of the Premises after the expiration of the Lease Term or any extension or renewal hereof, such holding over shall not operate to extend or renew this Lease but shall be construed as a tenancy from month-to-month which may be terminated by Landlord upon three (3) days' prior written notice if Tenant is then in default of this Lease, or by either party upon at least thirty (3) days' prior written notice directed to the end of the calendar month. Such month-to-month tenancy by Tenant shall be subject to all the terms and provisions of this Lease, except that the Minimum Rent payable during the period of holding over shall be the greater of: (a) Minimum Rent set forth in Item 1.6 of the Basic Lease Provisions, plus a percentage of such rent equal to the percentage change in the CPI between the Commencement Date of this Lease and the period of holding over; or (b) one hundred fifty percent (150%) of the average monthly Minimum Rent payable by Tenant during the last twelve (12) months of the Lease Term or any extension or renewal thereof. Any option, rights, or privileges granted to Tenant, if any, to extend the Lease Term, to acquire the Premises, or re-lease the same, shall not be applicable during said period of holding over.


                                     ARTICLE XXV
                                       GENERAL

         25.1 REMEDIES CUMULATIVE. The specific remedies to which Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease.

         25.2 SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns, subject to the provisions of this Lease.

         25.3  PAYMENTS AND INTEREST.   Except as otherwise specifically
provided in this Lease, each covenant, agreement or stipulation by a party hereto shall be performed at such party's own cost and expense, and without cost or expense to the other party. Any monetary obligations due from Tenant to Landlord which are not paid when due shall bear interest from the due date until paid to Landlord at the Lease Interest Rate. Such interest shall be paid at the time of payment of the principal obligation as a condition of remedy of such principal obligation. Any check tendered by Tenant which is dishonored by the drawee bank shall not constitute payment of any obligation under this Lease.

         25.4 LATE CHARGE. Tenant acknowledges that late payment of Minimum Rent and items designated in this Lease as additional rent will cause Landlord to incur costs and suffer damages not contemplated by this Lease, the exact amount of which will be impracticable to ascertain. Such costs and damages include, but are not limited to, late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises; additional administrative duties of Landlord's personnel; possible adverse effects on Landlord's credit rating resulting from impairment of Landlord's cash flow; and attorneys' fees resulting from consultations with counsel. Accordingly, if any installment of Minimum Rent or items designated as additional rent are not received by Landlord within ten (10) days after the same are due,

Tenant shall pay Landlord, as additional rent, a late charge equal to five percent (5%) of such overdue amount. Landlord and Tenant agree that such late charge represents a fair, equitable, and reasonable estimate of the costs and damages Landlord will incur because of Tenant's late payment.

         25.5 LATE PAYMENTS AND IMPOUNDS. In the event that a late charge is payable pursuant to Paragraph 25.4, whether or not collected, for two (2) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4.1 or any other Provision of this Lease to the contrary. All monies paid to Landlord under this paragraph may be intermingled with other monies of Landlord and shall not bear interest. All advance payments provided for in this Paragraph shall be deemed rent under this Lease.

         25.6  NOTICES.  Any notice or demand  required or permitted by law or
by any of the provisions of this Lease shall be in writing.   All notices or
demands by either party shall be deemed to have been properly given upon delivery when served personally; two (2) business days after being deposited with the U.S. Postal Service when sent by registered or certified mail, postage prepaid; or by noon on the business day following the day of deposit with an overnight express service, such as Federal Express. Notices from Landlord to Tenant shall be given to Tenant at the address of the Premises, with a copy to Teledyne, Inc., 1901 Avenue of the Stars, 18th Floor, Los Angeles, California 90067, Attention: Legal Department. Notices or demands to Landlord shall be given to Landlord at 22010 Wilmington Avenue, Suite 400, Carson, California 90745. Either party hereto may change the place to which notices are to be given by advising the other party in writing.

         25.7 CAPTIONS. The headings or captions of Articles in this Lease are for convenience and reference only, and they in no way define, limit or describe the scope or intent of this Lease or the Provisions of such Articles.

         25.8 PRONOUNS AND SINGULAR/PLURAL. Feminine or neuter pronouns shall be substituted for those masculine form or vice versa, and the plural shall be substituted for the singular number of vice versa, in the place or places herein where the context may require such substitution or substitutions.

         25.9 TIME OF ESSENCE. Time is hereby declared to be of the essence of this Lease and of each and every covenant, term, condition or provision hereof.

         25.10 REASONABLE CONSENT. Unless otherwise provided in this Lease, whenever the consent or approval of Landlord or Tenant is required by the provisions of this Lease, such consent or approval shall not be unreasonably withheld or delayed.

         25.11 FAIR MEANING. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning, and not strictly for nor against either Landlord or Tenant.

         25.12 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         25.13 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for Minimum rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated Minimum Rent, additional rent or other charge than due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to rights to recover the balance of such Minimum Rent, additional rent, or other charges or pursue any other remedy in this Lease, at law or in equity.

         25.14 CHOICE OF LAW. This Lease shall be governed by and construed pursuant to the laws of the State of California.

         25.15 NON-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it; and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of Tenant's lessees, sublessees or vendees on the Premises.

         25.16 COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall constitute an original.

         25.17 CORPORATE RESOLUTION. Tenant shall deliver to Landlord, contemporaneously with delivery of this Lease executed by Tenant, a corporate resolution or a letter from Tenant's legal department confirming that Tenant has the corporate power and authority to enter into this Lease, and that the persons executing this Lease are authorized to execute this Lease on behalf of Tenant.

         25.18 REIMBURSEMENTS TO LANDLORD. If Tenant, or any third party on behalf of Tenant or with whom Tenant is engaged or contemplates engaging in business, requests that Landlord review or approve any drawings, specifications or engineering calculations respecting any improvements Tenant intends to install in the Premises or execute any agreement or written instrument; and if Landlord refers such matter to any architect, engineer, surveyor or other professional or administrative personnel of Landlord or to legal counsel for review and advice to Landlord, then Tenant agrees to reimburse Landlord as additional rent for all professional fees and costs incurred by Landlord at the actual cost thereof for persons not in the direct employ of Landlord, and at the rate of Fifty Dollars ($50.00) per hour for all time spent by professional and administrative persons in the direct employ of Landlord. Notwithstanding the foregoing, Tenant shall not be responsible for reimbursing Landlord for any such fees or costs relating to the installation of any of Tenant's Special Manufacturing Improvements which occurs prior to the expiration of the sixth (6th) month of the Lease Term. If Tenant requests that Landlord consent to an assumption and/or assignment of this Lease or a subletting of the Premises to a third party for which Landlord's written consent is required, Tenant agrees to reimburse Landlord, as additional rent, for all time spent by Landlord's administrative and professional personnel, in reviewing the proposed form of all legal documents submitted by Tenant and preparing necessary additional legal documents, in evaluating the investigating the credit worthiness of the proposed assignee or subtenant, in inspecting the Premises to determine if the same is in the condition and state of repair as required by this Lease, in reviewing drawings and specifications for any additional improvements to be made to the Premises; and for any other action required in the reasonable judgment of Landlord. Landlord shall be reimbursed at the rate of Fifty Dollars ($50.00) per hour for the time spent by its administrative and professional personnel, and at the actual cost of professional fees and costs incurred by Landlord for persons not in the direct employ of Landlord, for each such request made by Tenant. The hourly fee payable to Landlord's administrative and professional personnel under this Paragraph shall be increased by the percentage increase in the Consumer Price Index ("all items" index for urban wage earners and clerical workers, Los Angeles/Anaheim/Riverside area, 1982-84 = 100) on each anniversary date of the commencement of the term of this Lease.

          25.19 NO GUARD SERVICE. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide any such service or measures. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

          25.20 BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings with any real estate broker, finder or other person with respect to this Lease in any manner, excepting only the brokers specifically named in Item 1.12 of the Basic Lease Provisions. Tenant hereby indemnifies and holds Landlord harmless from any liability or claim that may be asserted against Landlord by any broker, finder or person with whom Tenant has purportedly dealt whose name is not inserted in this paragraph.

          25.21 BROKERAGE COMMISSION. Tenant acknowledges its understanding that Landlord has paid a real estate brokerage commission for securing Tenant's tenancy at the Premises for the term of this Lease. If Tenant defaults under this Lease and discontinues paying the rent specified herein, Tenant shall, within thirty (30) days of such event, reimburse Landlord for the unamortized portion of such brokerage commission pursuant to the following formula:

Total amount of                         Number of months of
brokerage commission          x         unexpired lease term.
-------------------------------------------------------------
               Number of months of least term

Notwithstanding the foregoing, Landlord shall not be entitled to recover such unamortized portions of the brokerage commission as provided in this Paragraph
25.21 if, following an uncured default under this Lease by Tenant, Landlord elects to pursue its remedy against Tenant pursuant to California Civil Code
Section 1951.4.

          25.22 PARKING. Tenant shall instruct and require that Tenant's employees, agents, visitors and business invitees park motor vehicles within the parking areas included in the Building Complex; and such employees, agent, visitors and invitees shall not park on the streets within the Watson Industrial Center. If there is insufficient parking area included on the Premises for parking of such motor vehicles, Tenant shall use its best efforts to obtain off-street parking privileges on other properties in the vicinity of the Premises.

          25.23 LEASE REVIEWED. Landlord and Tenant have carefully read and reviewed this Lease and each term and provision contained herein, and each of them has referred this Lease to its own legal counsel for review and advice as to the legal consequences of this Lease. Landlord and Tenant acknowledge their informed and voluntary consent thereto. Landlord and Tenant further agree that, at the time this Lease is executed, the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.

          25.24 FINANCIAL STATEMENTS. As a material inducement to Landlord's execution of this Lease, Tenant hereby represents and warrants that Tenant has furnished to Landlord the most current annual report for Teledyne, Inc. Throughout the Lease Term, Tenant shall, within ten (10) days following Landlord's request, provide Landlord with the most current annual report for Teledyne, Inc. If Tenant assigns this Lease to any party other than an Affiliate, such assignee shall deliver to Landlord, within ten (10) days following Landlord's request, such assignee's then-current financial statements.

          25.25 LEASE INTEREST RATE. As used in this Lease, the "Lease Interest Rate" shall be a rate equal to two percent (2%) per year in excess of the "Reference Rate" most recently announced by Bank of America, Los Angeles from time to time, provided however that if Bank of America ceases to announce such Reference Rate; and provided further, however, that in no event shall the Lease Interest Rate exceed the highest lawful rate of interest permissible by law.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

"LANDLORD"                              "TENANT"

WATSON LAND COMPANY,                    TELEDYNE, INC.,
a California corporation                a Delaware corporation


By: /s/                                 By: /s/ Douglas I. Grant
   --------------------------------        ------------------------------------
   Its: President                          Its: Treasurer
       ----------------------------            --------------------------------

Date executed:  7-22-91                 By: /s/ J. W. Dougherty
              ---------------------        ------------------------------------
                                           Its: Manager, Real Estate
                                               --------------------------------

                                        Date executed:  7/17/91
                                                      -------------------------